EXHIBIT 10

CREDIT AGREEMENT

Dated as of July 29, 2005

among
A. M. CASTLE & CO.,
as U.S. Borrower,

A. M. CASTLE & CO. (CANADA) INC.,
as Canadian Borrower,

BANK OF AMERICA, N.A.,
as U.S. Agent, U.S. Swing Line Lender
and U.S. L/C Issuer,

BANK OF AMERICA, N.A., CANADA BRANCH,
as Canadian Agent and Canadian L/C Issuer

JPMORGAN CHASE BANK, N.A.,
as Documentation Agent

and

The Other Lenders Party Hereto

TABLE OF CONTENTS

          ARTICLE                                                                                                                       PAGE

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS
1.01.	Defined Terms		1
1.02.	Other Interpretive Provisions		1
1.03.	Accounting Terms.		36
	(a)	Generally	36
	(b)	Changes in GAAP	37
1.04.	Rounding		37
1.05.	Times of Day		37
1.06.	Letter of Credit Amounts		37
1.07.	Classification of Loans and Borrowings		37
1.08.	Currencies; Exchange Rates		37
ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS		38
2.01.	Committed Loans.		38
	(a)	U.S. Committed Loans	38
	(b)	Canadian Committed Loans	38
2.02.	Borrowings, Conversions and Continuations of Committed Loans.		39
2.03.	Acceptances.		40
	(a)	Acceptance Commitment	40
	(b)	Terms of Acceptance	41
	(c)	Notice of Drawing and Discount of Acceptances.	41
	(d)	Sale of Acceptances	41
	(e)	Acceptance Obligation	43
	(f)	Supply of Drafts and Power of Attorney	43
	(g)	Exculpation	44
	(h)	Rights of Canadian Lender as to Acceptances	45
	(i)	Acceptance Equivalent Loans	45
	(j)	Terms Applicable to Discount Notes	45
	(k)	Prepayment of Acceptances and Discount Notes	46
	(l)	Depository Bills and Notes Act	46
	(m)	Circumstances Making Acceptances Unavailable	46
2.04.	Letters of Credit.		47
	(a)	The Letter of Credit Commitment.	47
	(b)	Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.	49
	(c)	Drawings and Reimbursements; Funding of Participations.	52
	(d)	Repayment of Participations.	54
	(e)	Obligations Absolute	55
	(f)	Role of L/C Issuers	55
	(g)	Cash Collateral	56
	(h)	Applicability of ISP and UCP	57
	(i)	L/C Fees	57
	(j)	Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers	57

	(k)	Conflict with Issuer Documents	58
	(l)	Letters of Credit Issued for Subsidiaries	58
2.05.	U.S. Swing Line Loans.		58
	(a)	The U.S. Swing Line	58
	(b)	Borrowing Procedures	59
	(c)	Refinancing of U.S. Swing Line Loans.	59
	(d)	Repayment of Participations.	61
	(e)	Interest for Account of U.S. Swing Line Lender	61
	(f)	Payments Directly to U.S. Swing Line Lender	61
2.06.	Prepayments.		61
2.07.	Termination or Reduction of Commitments		63
2.08.	Repayment of Loans.		63
2.09.	Interest.		63
2.10.	Fees		64
	(a)	Commitment Fee	64
	(b)	Agent's Fees	65
	(c)	Lenders' Upfront Fee	65
	(d)	Acceptance Fees	65
2.11.	Computation of Interest and Fees.		65
2.12.	Evidence of Debt.		66
2.13.	Payments Generally; Agent's Clawback.		66
	(a)	General	66
	(b)	Failure to Satisfy Conditions Precedent	68
	(c)	Obligations of Lenders Several	68
	(d)	Funding Source	69
2.14	Sharing of Payments		69
	(a)	U.S. Lenders	69
	(b)	Canadian Lenders	70
ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY		70
3.01.	Taxes.		70
	(a)	Payments Free of Taxes	70
	(b)	Payment of Other Taxes by Borrowers	71
	(c)	Indemnification by Borrowers	71
	(d)	Evidence of Payments	71
	(e)	Status of U.S. Lenders	71
	(f)	Treatment of Certain Refunds	72
3.02.	Illegality		73
3.03.	Inability to Determine Rates		73
3.04.	Increased Costs.		74
	(a)	Increased Costs Generally	74
	(b)	Capital Requirements	74
	(c)	Certificates for Reimbursement	75
	(d)	Delay in Requests	75
3.05.	Compensation for Losses		75
3.06.	Mitigation Obligations		76
3.07.	Replacement of Lenders		76
3.08.	Survival		76

ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	76
4.01.	Conditions of Initial Credit Extension	76
4.02.	Conditions to all Credit Extensions	78
ARTICLE V	REPRESENTATIONS AND WARRANTIES	79
5.01.	Existence, Qualification and Power	79
5.02.	Authorization; No Contravention	79
5.03.	Governmental Authorization; Other Consents	80
5.04.	Binding Effect	80
5.05.	Financial Statements; No Material Adverse Effect; No Internal Control Event.	80
5.06.	Litigation	81
5.07.	No Default	81
5.08.	Ownership of Property; Liens	81
5.09.	Environmental Compliance	81
5.10.	Insurance	81
5.11.	Taxes	81
5.12.	ERISA Compliance.	82
5.13.	Subsidiaries	82
5.14.	Margin Regulations; Investment Company Act; Public Utility Holding Company Act.	83
5.15.	Disclosure	83
5.16.	Compliance with Laws	83
5.17.	Intellectual Property; Licenses, Etc	83
5.18.	Compliance with Other Senior Debt Documents	84
ARTICLE VI	AFFIRMATIVE COVENANTS	84
6.01.	Corporate Existence	84
6.02.	Insurance	84
6.03.	Taxes, Claims for Labor and Materials	84
6.04.	Maintenance of Properties	85
6.05.	Maintenance of Records	85
6.06.	Financial Information and Reports	85
6.07.	Inspection of Properties and Records.	88
	(a) Inspection Generally	88
	(b) Collateral Monitoring and Review	89
6.08.	ERISA.	89
6.09.	Compliance with Laws.	90
6.10.	Maintenance of Most Favored Lender Status	90
6.11.	Subsequent Guarantors.	90
6.12.	Collateral Covenant	91
6.13.	Use of Proceeds	91
6.14.	Security Interests	92
6.15.	Bank Accounts	92
ARTICLE VII	NEGATIVE COVENANTS	92
7.01.	Adjusted Consolidated Net Worth	92
7.02.	Consolidated Debt	93
7.03.	Net Working Capital	93
7.04.	Liens	93

7.05.	Merger or Consolidation		94
7.06.	Sale of Assets		95
7.07.	Disposition of Stock of Subsidiary		95
7.08.	Leases		96
7.09.	Transactions with Affiliates		96
7.10.	Nature of Business		96
ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES		96
8.01.	Events of Default		96
	(a)	Non-Payment of Interest and Other Amounts	96
	(b)	Non-Payment of Principal	97
	(c)	Cross-Default	97
	(d)	Specific Covenants	97
	(e)	Other Defaults	97
	(f)	Representations and Warranties	97
	(g)	Judgments	97
	(h)	Insolvency	98
	(i)	Guarantor Obligations	98
	(j)	Other Representations and Warranties	99
	(k)	Collateral Documents	99
	(l)	Receivables Purchase Agreement. U.S. Borrower or any Subsidiary shall enter into a Receivables Purchase Agreement; or	99
	(m)	Intercreditor Agreement	99
8.02.	Remedies Upon Event of Default	99
8.03.	Application of Funds.	100
	(a) U.S. Obligations	100
	(b) Canadian Obligations	101
8.04.	Notice of Default	102
ARTICLE IX	AGENTS	102
9.01.	Appointment and Authorization of Agents	102
9.02.	Rights as a Lender	103
9.03.	Exculpatory Provisions	103
9.04.	Reliance by Agents	104
9.05.	Delegation of Duties	104
9.06.	Resignation of an Agent	104
9.07.	Non-Reliance on Agent and Other Lenders	105
9.08.	No Other Duties, Etc	105
9.09.	Agents May File Proofs of Claim	105
9.10.	Guaranty Matters	106
9.11.	Collateral Matters.	106
9.12.	Canadian Agent Matters	109
ARTICLE X	MISCELLANEOUS	110
10.01.	Amendments, Etc	110
10.02.	Notices; Effectiveness; Electronic Communications.	112
	(a) Notices Generally	112
	(b) Electronic Communications	112
	(c) The Platform	113

	(d)	Change of Address, Etc	113
	(e)	Reliance by Agents, L/C Issuers and Lenders	114
10.03.	No Waiver; Cumulative Remedies		114
10.04.	Expenses; Indemnity; Damage Waiver.		114
	(a)	Costs and Expenses.	114
	(b)	Indemnification by Borrowers.	115
	(c)	Reimbursement by Lenders.	117
	(d)	Waiver of Consequential Damages, Etc	117
	(e)	Payments	118
	(f)	Survival	118
10.05.	Payments Set Aside.		118
10.06.	Successors and Assigns.		119
	(a)	Successors and Assigns Generally	119
	(b)	Assignments by Lenders	119
	(c)	Register	120
	(d)	Participations	121
	(e)	Limitations upon Participant Rights	121
	(f)	Certain Pledges	121
	(g)	Electronic Execution of Assignments	121
	(h)	Deemed Consent of Borrowers	122
	(i)	Resignation as L/C Issuer or U.S. Swing Line Lender.	122
	(j)	Canadian Lenders	123
10.07.	Treatment of Certain Information; Confidentiality		123
10.08.	Right of Setoff		124
10.09.	Interest Rate Limitations.		125
10.10.	Counterparts; Integration; Effectiveness		126
10.11.	Survival of Representations and Warranties		126
10.12.	Severability	126
10.13.	Replacement of Lenders	126
10.14.	Governing Law; Jurisdiction; Etc.	127
	(a) GOVERNING LAW	127
	(b) SUBMISSION TO JURISDICTION	127
	(c) WAIVER OF VENUE	128
	(d) SERVICE OF PROCESS	128
10.15.	Waiver of Right to Trial by Jury	128
10.16.	USA PATRIOT Act Notice	128
10.17.	Time of the Essence	128

SCHEDULES
1.01	Permitted Investments
2.01	Commitments and Applicable Percentages
2.04	Existing Letters of Credit
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
7.04	Existing Liens
10.02	Agents' Offices, Certain Addresses for Notices

EXHIBITS
Form of
A	U.S. Committed Loan Notice
B	Canadian Committed Loan Notice
C	U.S. Swing Line Loan Notice
D	Note
E	Compliance Certificate
F	Discount Note
G	Notice of Drawing
H	Assignment and Assumption
I	Borrowing Base Certificate

CREDIT AGREEMENT

CREDIT AGREEMENT (this "Agreement") is entered into as of July 29, 2005, among A. M. CASTLE & CO., a Maryland corporation ("U.S. Borrower"), A. M. CASTLE & CO. (CANADA) INC., a corporation organized under the laws of the Province of Ontario, Canada ("Canadian Borrower"), each lender from time to time party hereto, BANK OF AMERICA, N.A., as U.S. Agent, U.S. Swing Line Lender and U.S. L/C Issuer and BANK OF AMERICA, N.A., CANADA BRANCH, as Canadian Agent and Canadian L/C Issuer.

U.S. Borrower and Canadian Borrower have requested that Lenders provide a revolving credit facility, and Lenders are willing to do so on the terms and conditions set forth herein. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

         1.01     Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

            "Acceptance" means a Draft drawn by Canadian Borrower on a Canadian Lender conforming to the requirements of Section 2.03 and accepted by such Canadian
    Lender in accordance with Section 2.03(c). As the context shall require, "Acceptance" shall also have the meaning ascribed to it in Section 2.03(j).

      "Acceptance Equivalent Loan" means an advance made under this Agreement by a Canadian Lender evidenced by a Discount Note.

"Acceptance Fee" has the meaning assigned to it in Section 2.10(d).

"Acceptance Exposure" means, at any time, the aggregate face amount of the outstanding Acceptances and Acceptance Equivalent Loans at such time. The Acceptance Exposure of any Canadian Lender at any time shall be its Applicable Percentage of the aggregate Acceptance Exposure at such time.

"Account" means a Receivable (as defined in the Collateral Agency and Intercreditor Agreement) and any account receivable, book debt or other similar chose in action however defined or referenced in any of the Canadian Security Documents.

"Account Debtor" means any Person obligated on an Account.

"Adjusted Consolidated Net Worth" means Consolidated Stockholders' Equity less all Restricted Investments that exceed, in the aggregate, 10% of Consolidated Stockholders' Equity.

"Administrative Agents" or "Agents" means U.S. Agent and Canadian Agent.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by Agents.

"Affiliate" of any Person means any Person (other than a Subsidiary) (i) who is a director or executive officer of such Person or any Subsidiary, (ii) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (iii) which beneficially owns or holds securities representing 10% or more of the combined voting power of the Voting Stock of such Person, or (iv) of which securities representing 10% or more of the combined voting power of its Voting Stock (or in the case of a Person not a corporation, 10% or more of its equity) is beneficially owned or held by such Person or any Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Agent Fee Letter" has the meaning specified in Section 2.10(b).

"Agent's Office" means the U.S. Agent's Office in the case of the U.S. Agent and the Canadian Agent's Office in the case of the Canadian Agent.

"Agents" means, collectively, the U.S. Agent and the Canadian Agent.

"Aggregate Canadian Commitments" means the Canadian Commitments of all Canadian Lenders.

"Aggregate Commitments" means the Commitments of all Lenders.

"Aggregate U.S. Commitments" means the U.S. Commitments of all U.S. Lenders.

"Agreement" means this Credit Agreement.

"Applicable Percentage" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate U.S. Commitments or Aggregate Canadian Commitments, as the case may be, represented by such Lender's U.S. Commitment or Canadian Commitment, as the case may be, at such time. If the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

          "Applicable Rate" means, from time to time, the following percentages per annum, based upon the ratio of Consolidated Debt to Consolidated Total Capitalization
        (the "Debt to Capitalization Ratio") as set forth in the most recent Compliance Certificate received by Agents pursuant to Section 6.06(c):

Applicable Rate
Pricing Level	Consolidated Debt to Consolidated Total Capitalization Ratio	Commitment Fee	Eurodollar Rate + ________ Acceptance Fee ________ L/C Fee
1	≤20%	0.20%	0.875%
2	>20% but ≤30%	0.25%	1.125%
3	>30% but ≤40%	0.30%	1.375%
4	>40% but ≤50%	0.35%	1.750%
5	>50%	0.40%	2.000%

Any increase or decrease in the Applicable Rate resulting from a change in the Debt to Capitalization Ratio shall become effective commencing on the 5th Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.06(c); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Pricing Level 5 shall apply commencing on the 5th Business Day following the date such Compliance Certificate was required to have been delivered and the Applicable Rate will not be eligible for decrease until the 5th Business Day immediately following the date such Compliance Certificate is delivered pursuant to Section 6.06(c). The Applicable Rate in effect from the Closing Date through the earlier of (i) the date the Compliance Certificate for the fiscal quarter ending September 30, 2005 is delivered pursuant to Section 6.06(c), or (ii) the date the Compliance Certificate for the fiscal quarter ending September 30, 2005 is required to be delivered pursuant to Section 6.06(c) shall be determined based upon Pricing Level 3.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by the applicable Agent, in substantially the form of Exhibit H or any other form approved by the applicable Agent.

"Audited Financial Statements" means the audited consolidated balance sheet of U.S. Borrower and its Subsidiaries for the fiscal year ended December 31, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of U.S. Borrower and its Subsidiaries, including the notes thereto.

"Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of U.S. L/C Issuer to make U.S. L/C Credit Extensions and Canadian L/C Issuer to make Canadian L/C Credit Extensions, pursuant to Section 8.02.

"Bank of America" means Bank of America, N.A. and its successors.

"Bank of America Canada" means Bank of America, N.A., Canada Branch and its successors.

"Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate.

"Book Value" means, with respect to any Eligible Inventory, an amount equal to (i) the book value of such Eligible Inventory determined in accordance with GAAP plus (ii) the LIFO Reserve, if any, established with respect to such Eligible Inventory in accordance with GAAP minus (iii) without duplication to amounts deducted pursuant to the definition of åEligible Inventoryæ, any reserves established by the applicable Loan Party with respect to such Eligible Inventory in accordance with GAAP.

"Borrowers" means, collectively, U.S. Borrower and Canadian Borrower.

"Borrower Materials" has the meaning specified in Section 6.06.

"Borrowing" means a Committed Borrowing or a U.S. Swing Line Borrowing, as the context may require.

"Borrowing Base Certificate" means a certificate, signed by a Senior Financial Officer of the applicable Borrower, in the form of Exhibit I or another form which is acceptable to Agents in their discretion exercised in a commercially reasonable manner.

"Business Day" means, as the context shall require, a U.S. Business Day, a Canadian Business Day, or both.

"Canadian Agent" means Bank of America Canada, in its capacity as administrative agent for Canadian Lenders hereunder, together with its successors and assigns.

"Canadian Agent's Office" means Canadian Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Canadian Agent may from time to time notify Canadian Borrower and Canadian Lenders.

"Canadian Availability" means the amount by which the lesser of the Aggregate Canadian Commitments and the Canadian Borrowing Base, exceeds the Canadian Total Outstandings.

"Canadian Borrower" has the meaning specified in the introductory paragraph hereto.

"Canadian Borrowing Base" means, at any time, the sum, expressed in U.S. Dollars, of (a) 80% of Canadian Borrower's Eligible Accounts at such time, plus (b) 50% of the Book Value of Canadian Borrower's Eligible Inventory, plus (c) (i) through and including July 28, 2006, 30% of the Net PP&E of Canadian Borrower, (ii) from July 29, 2006 through and including July 28, 2007, 20% of the Net PP&E of Canadian Borrower, (iii) from July 29, 2007 through and including July 28, 2008, 10% of the Net PP&E of Canadian Borrower, and (iv) from and after July 29, 2008, 0% of the Net PP&E of Canadian Borrower, minus (d) the principal amount of all secured Indebtedness of Canadian Borrower, other than the Obligations, minus, (e) at such time as Canadian Borrower's Obligations are not Secured, the sum of (x) 50% of Canadian Borrower's aggregate accounts payable (other than such accounts payable, if any, which serve as the basis for causing all or any part of any Account of Canadian Borrower to fail to qualify as an Eligible Account), plus, (y) the outstanding principal amount of all unsecured Indebtedness of Canadian Borrower, other than the Obligations, with the amounts referred to in clauses (a), (b) and (c) above determined by reference to the most recent Borrowing Base Certificate and applicable financial statements delivered to Canadian Agent by Canadian Borrower.

"Canadian Borrowing" means a Borrowing comprised of Canadian Loans.

"Canadian Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the province where Canadian Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

"Canadian Commitment" means, as to each Canadian Lender, its obligation to (a) make Canadian Committed Loans to Canadian Borrower pursuant to Section 2.01(b) and (b) purchase participations in Canadian L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Canadian Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Canadian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

           "Canadian Committed Borrowing" means a borrowing consisting of simultaneous Canadian Committed Loans of the same Type and, in the case of Eurodollar Rate
        Loans, having the same Interest Period made by each Canadian Lender pursuant to Section 2.01(b), and shall be deemed to include the acceptance and purchase of
       Acceptances, where applicable.

"Canadian Committed Loan" has the meaning specified in Section 2.01(b).

"Canadian Dollar Equivalent" means, with respect to an amount of U.S. Dollars on any date, the amount of Canadian Dollars that may be purchased with such amount of U.S. Dollars at the Exchange Rate with respect to U.S. Dollars on such date.

"Canadian Dollars" and the symbol "Cdn.$" mean the lawful currency of Canada.

"Canadian Hypothec" means a deed of hypothec granted by Canadian Borrower in favor of Canadian Agent with respect to the universality of its moveable property in the province of Quebec, and any bonds or debentures, pledges of bonds or debentures and other documentation related thereto.

"Canadian L/C Credit Extension" means, with respect to any Canadian Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"Canadian L/C Issuer" means Bank of America Canada in its capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of Canadian Letters of Credit hereunder.

"Canadian L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Canadian Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Canadian Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

"Canadian L/C Sublimit" means an amount equal to Cdn. $2,000,000. The Canadian L/C Sublimit is part of, and not in addition to, the Aggregate Canadian Commitments.

"Canadian Lender" means any Lender that has a Canadian Commitment or any portion of the Total Canadian Outstandings. The initial Canadian Lenders are listed on Schedule 2.01 under the caption "Canadian Lenders".

           "Canadian Letter of Credit" means any letter of credit issued by Canadian L/C Issuer hereunder. A Canadian Letter of Credit may be a commercial letter of credit or a standby letter of credit.

"Canadian Loan" means an extension of credit by a Canadian Lender to Canadian Borrower under Article II in the form of a Canadian Committed Loan and includes Acceptances.

"Canadian Obligations" means all Obligations relating to Canadian Loans or Canadian Letters of Credit.

"Canadian Prime" means, when used in reference to any Loan or Borrowing, that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

"Canadian Prime Rate" means, for any day, a rate per annum equal to the higher of (i) the rate per annum publicly announced from time to time by Bank of America Canada as its prime rate in effect for Canadian Dollar denominated loans made at its principal office in Toronto and (ii) the one-month CDOR Rate plus fifty bps (.50%) per annum. Each change in the Canadian Prime Rate shall be effective on the date after such change is publicly announced.

"Canadian Security Documents" means each security agreement, hypothec, debenture, assignment or other security document, by or between Canadian Borrower and Canadian Agent, for the benefit of Canadian Agent and Canadian Lenders, including each Canadian Hypothec, securing the Canadian Obligations, as any of the foregoing may be amended, restated or otherwise modified from time to time.

"Canadian Supermajority Lenders" means, as of any date of determination, Canadian Lenders having more than 66-2/3% of the Aggregate Canadian Commitments or, if the commitment of each Canadian Lender to make Canadian Loans and the obligation of Canadian L/C Issuer to make Canadian L/C Credit Extensions have been terminated pursuant to Section 8.02, Canadian Lenders holding in the aggregate more than 66-2/3% of the Canadian Total Outstandings (with the aggregate amount of each Canadian Lender's risk participation and funded participation in Canadian L/C Obligations being deemed "held" by such Canadian Lender for purposes of this definition); provided that the Canadian Commitment of, and the portion of the Canadian Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Canadian Supermajority Lenders. For purposes of determining Canadian Supermajority Lenders, any amounts denominated in Canadian Dollars shall be translated into the U.S. Dollar Equivalent at the Exchange Rate in effect on the date of determination thereof.

"Canadian Total Outstandings" means the aggregate Outstanding Amount of all Canadian Loans and all Canadian L/C Obligations.

"Capitalized Lease" means any lease the obligation for Rentals with respect to which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee or for which the amount of the asset and liability thereunder, as if so capitalized, would be required to be disclosed in a note to such balance sheet.

"Capitalized Lease Obligations" means any amounts required to be capitalized under any Capitalized Lease.

"Cash Collateralize" has the meaning specified in Section 2.04(g).

"CC" means the Civil Code of Quebec.

"CDOR Rate" means, on any day, the annual discount rate which is the rate determined by Canadian Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the rates applicable to Canadian Dollar bankers' acceptances for the applicable period displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 A. M. (Toronto time) on such day for Schedule I chartered banks, or if such day is not a Canadian Business Day then on the immediately preceding Canadian Business Day (as adjusted by a Canadian bank after 10:00 A. M. (Toronto time) to reflect any error in a posted discount rate or in the posted average annual discount rate).

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

"Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Canadian Loans or U.S. Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Canadian Commitment or U.S. Commitment.

"Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means any and all assets and rights and interests in or to property of Borrowers and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

"Collateral Access Agreement" means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the applicable Agent, between such Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.

"Collateral Agency and Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of March 20, 2003, by and among Collateral Agent, Bank of America, various Noteholders (as defined therein), The Northern Trust Company, U.S. Borrower and the Subsidiary Guarantors.

"Collateral Agent" means U.S. Bank National Association, in its capacity as Collateral Agent under the Collateral Agency and Intercreditor Agreement, together with its successors and assigns.

"Collateral Documents" means, collectively, the U.S. Security Documents and the Canadian Security Documents.

"Commitments" means, collectively, each Canadian Commitment and each U.S. Commitment.

"Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

"Committed Loan" means either a U.S. Committed Loan or a Canadian Committed Loan.

"Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, in the case of a U.S. Committed Borrowing, or Exhibit B, in the case of a Canadian Committed Borrowing.

"Compliance Certificate" means a certificate substantially in the form of Exhibit E.

"Consolidated Debt" means Debt of U.S. Borrower and its Subsidiaries consolidated in accordance with GAAP.

"Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period; plus (b) to the extent, and only to the extent, that such aggregate amount was deducted in the computation of such Consolidated Net Income, the aggregate amount of (i) income tax expense of U.S. Borrower and its Subsidiaries for such period, plus (ii) charges for depreciation, amortization and other non-cash charges of U.S. Borrower and its Subsidiaries for such period, plus (iii) Interest Charges for such period.

           "Consolidated Net Income" means, for any period, the net income (or deficit) of U.S. Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

"Consolidated Stockholders' Equity" means the stockholders' equity of U.S. Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

"Consolidated Total Assets" means, at any time, all assets of U.S. Borrower and its Subsidiaries which would be reflected on a consolidated balance sheet of such Persons at such time prepared in accordance with GAAP .

"Consolidated Total Capitalization" means the sum of (i) Consolidated Stockholders' Equity, (ii) 50% of the LIFO Reserve, and (iii) Consolidated Debt, less Restricted Investments in excess of 10% of Consolidated Stockholders' Equity.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

"Current Debt" means, at any time and with respect to any Person, all Indebtedness of such Person outstanding at such time other than Funded Debt of such Person.

"Current Maturities of Funded Debt" means (without duplication), at any time and with respect to any item of Funded Debt, the portion of such Funded Debt outstanding at such time which by the terms of such Funded Debt or the terms of any instrument or agreement relating thereto (a) is due on demand or within 365 days from such time (whether by sinking fund, other required prepayment or final payment at maturity) and (b) (i) is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date 365 days or more from such time or (ii) if so renewable, extendible or refundable at the option of the obligor, the obligor shall have agreed that it will not renew, extend or refund to a date 365 days or more from such time.

"Debt" means all Indebtedness (excluding obligations with respect to bankers' acceptances and trade acceptance financings to the extent such obligations, in the aggregate, are less than $5,000,000, but including any such obligations, in the aggregate, in excess of such amount) of U.S. Borrower or any Subsidiary.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States, the Companies Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act
       (Canada), and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or any province or territory thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event which, with the lapse of time or the giving of notice, or both, would become an Event of Default.

"Default Rate" means (a) when used with respect to Obligations other than L/C Fees an interest rate equal to (i) the Base Rate or the Canadian Prime Rate, as the case may be, plus (ii) 2% per annum; provided, however, that (x) with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (y) with respect to Acceptances, the Default Rate shall be the Applicable Rate plus 2% per annum, and (b) when used with respect to L/C Fees, a rate equal to the Applicable Rate plus 2% per annum.

"Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in U.S. Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the applicable Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

"Discount Note" means a non-interest bearing, non-negotiable promissory note denominated in Canadian Dollars, issued by Canadian Borrower to a Non-Acceptance Canadian Lender, substantially in the form of Exhibit F.

"Discount Proceeds" means proceeds in respect of any Acceptance to be purchased by a Lender under Section 2.03 on any day, in an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

    (a)    the face amount of such Acceptance; by

   (b)     the sum of one plus the product of:

           (i)    the Discount Rate (expressed as a decimal) applicable to such Acceptance; and

           (ii)    a fraction, the numerator of which is the number of days in the term of such Accpetance commencing on the date of acceptance of the Acceptance and ending on, but excluding, the maturity date of such Accpetance, and the denominator of which is 365;
               with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

"Discount Rate" with respect to an issue of Acceptances with the same maturity date, (a) for a Canadian Lender which is a Schedule I Lender, the CDOR Rate for banker's acceptances with the applicable term and face value and (b) for a Canadian Lender which is not a Schedule I Lender, the rate determined by Canadian Agent based on the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the actual discount rates, calculated on the basis of a year of 365 days, for Acceptances for such term and face value accepted by such Lender established in accordance with their normal practices at or about 10:00 A. M. (Toronto time) on the date of issuance of such Acceptances, but not to exceed the actual rate of discount applicable to Acceptances established pursuant to clause (a) for the same Acceptances issued plus ten bps (0.10%) per annum or the rate that would be applicable to such Acceptances if there were a Schedule I Lender.

    "Disposition" has the meaning specified in Section 7.06.

    "Draft" means a depository bill as defined and issued in accordance with the Depository Bills and Notes Act (Canada) or a bill of exchange in the form used from time to time by each Canadian Lender, respectively, in connection with the creation of bankers' acceptances in accordance with the provisions of Section 2.03 and payable in Canadian Dollars.

  "Eligible Accounts" means, at any time, the Accounts of the applicable Loan Party except any Account:

            (a)      which, at any time that the Obligations are Secured, is not subject to a first priority perfected security interest in favor of Collateral Agent, in the case of  Accounts of U.S. Borrower or a Subsidiary Guarantor, or Canadian Agent, in the case of Accounts of Canadian Borrower;

            (b)     which, at any time that the Obligations are Secured, is subject to any Lien other than (i) a Lien in favor of Collateral Agent, in the case of Accounts of
      U.S.  Borrower or a Subsidiary Guarantor, or Canadian Agent, in the case of Accounts of Canadian Borrower and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of Collateral Agent, in the case of Accounts of U.S. Borrower or a Subsidiary Guarantor, or Canadian Agent, in the case Accounts of  Canadian
     Borrower;

             (c)    with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

          (d)    with respect to which any of the representations, warranties, covenants, and agreements contained in the Collateral Documents are incorrect or have been breached;

             (e)    with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

             (f)    which represents a progress billing (as hereinafter defined) or as to which the applicable Loan Party has extended the time for payment without the consent of the applicable Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a  contract or agreement pursuant to which the Account Debtor’s obligation to pay such invoice is conditioned upon the applicable Loan  Party's completion of any further performance under the contract or agreement;

            (g)    with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for  liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, Canada, any state, province or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of  any general assignment by the Account Debtor for the benefit of creditors;
       the appointment of a receiver, trustee, receiver and manager, custodian or liquidator for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession  by a "custodian,"as defined in the Federal Bankruptcy Code of the United States; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, Canada or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

           (h)    which is owed by an Account Debtor with respect to which twenty-five percent (25%) or more of the aggregate U.S. Dollar amount of outstanding
       Accounts owed at such time by such Account Debtor are classified as ineligible under clause (c) above;

            (i)     owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America or Canada; or (ii) is not organized under the laws of the United States of America or Canada or any state or province thereof;

            (j)     owed by an Account Debtor which is an Affiliate or employee of either Borrower;

            (k)    except as provided in clause (m) below, with respect to which either the perfection, enforceability, or validity of the Collateral Agent’s Liens or the
      Canadian  Agent's Liens, as the case may be, in such Account, or the Collateral Agent’s or the Canadian Agent's, as the case may be, right or ability to obtain direct payment to the Collateral Agent or the Canadian Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC, the PPSA or the CC;

              (l)   owed by an Account Debtor to which the applicable Borrower or any of its Subsidiaries is indebted in any way, or which is subject to any right of setoff or  recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to U.S. Agent or Canadian Agent, as the case  may be, to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor;
      but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

            (m)    which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. or
      Canada unless such Account is backed by a letter of credit or other credit support acceptable to such Agent, or (ii) the government of the U.S. or Canada, or  any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C.
      §15 et seq.), or Part VII of the Financial Administration Act (Canada) relating to the assignment of federal Crown debts, and any other steps necessary to perfect the Lien of the Collateral Agent in the case of Accounts of U.S. Borrower or a Subsidiary Guarantor, or Canadian Agent, in  the case of Accounts of Canadian Borrower, in such
      Account have been complied with to such Person's satisfaction;
            (n)    which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis or is issued on a cash on delivery basis;

            (o)      which is evidenced by a promissory note or other instrument or by chattel paper;

            (p)    if the U.S. Agent or the Canadian Agent, as the case may be, believes, in the exercise of its reasonable judgment, that the prospect of collection of such  Account is impaired or that the Account may not be paid by reason of the Account Debtor’s financial inability to pay;

            (q)    with respect to which the Account Debtor is located in any State of the United States requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Loan Party to seek judicial enforcement in such State of payment of such Account, unless U.S. Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year and except to the  extent U.S. Borrower may qualify subsequently as a foreign entity authorized to transact business in such U.S. State and gain access to courts in such State to seek judicial enforcement of such Account, without incurring any cost or penalty reasonably viewed by U.S. Agent to be material in amount, and such  later qualification permits judicial enforcement by such Loan
       Party of payment of such Account;

             (r)    which arises out of a sale not made in the ordinary course of the applicable Loan Party's business;

            (s)     with respect to which the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Loan Party, and, if applicable, accepted by the Account Debtor, or the Account  Debtor revokes its acceptance of such goods or services; or

            (t)     owed by an Account Debtor which is obligated in respect of Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) of the aggregate unpaid balance of all Accounts owed to U.S. Borrower and the Subsidiary Guarantors as a whole or to Canadian Borrower, as applicable, at such time, but only to the extent of such excess.

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) the applicable
      Agent,  the applicable L/C Issuer and, with respect to any U.S. Commitment, U.S. Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing,
      Borrowers (each such approval referred to in the foregoing clauses (i) and (ii) not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing,
      "Eligible Assignee" shall not include either Borrower or any of either Borrower's Affiliates or Subsidiaries.

"Eligible Inventory" means, at any time, the Inventory owned by the applicable Loan Party except any Inventory:

  (a)     which at any time that the Obligations are Secured is not subject to a first priority (except for any prior landlord's liens) perfected Lien in favor of  Collateral Agent, in the case of Inventory of U.S. Borrower, or Canadian Agent, in the case of Inventory of Canadian Borrower;

  (b)      which at any time that the Obligations are Secured is subject to any Lien other than (i) a Lien in favor of Collateral Agent in the case of Inventory of U.S.  Borrower, or Canadian Agent in the case of Inventory of Canadian Borrower and (ii) a Permitted Encumbrance that does not have priority (except for any prior landlords' liens) over the Lien in favor of Collateral Agent, in the case of Inventory of U.S. Borrower, or Canadian Agent, in the case of Inventory of Canadian  Borrower;

  (c)   that is not owned by the applicable Borrower;

  (d)   that does not consist of finished goods, mill products or raw materials;

       (e)   that consists of scrap metal, work-in-process, chemicals, samples, prototypes, supplies, or packing and shipping materials;

  (f)    that is not currently either usable or salable in the normal course of the applicable Borrower’s business, or that is slow moving, obsolete or stale;

  (g)    that is located outside the United States of America or Canada (or that is in-transit from vendors or suppliers, not including any Loan Party);

 (h)    which is located in any location leased by the applicable Borrower unless (i) the lessor has delivered to the Collateral Agent or Canadian Agent, as         applicable, a Collateral Access Agreement or (ii) a reserve for two months rent, charges, and other amounts due or to become due with respect to such facility has been established by such Agent in its Permitted Discretion;

 (i)    which contains or bears any intellectual property rights licensed to Borrowers unless the applicable Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to  payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(j)    that is located at any location in the United States at which the total Inventory at such location has a value of less than $350,000;

(k)    that is Inventory placed on consignment; or

(l)    that represents Inventory not reflected on the applicable Loan Party's general ledger.

"Environmental Laws" means all laws relating to environmental matters, including those relating to (i) fines, orders, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials and to the generation, use, storage, importation, or disposal of Hazardous Materials, in any manner applicable to U.S. Borrower or any of its Subsidiaries or any of their respective properties, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), and (ii) environmental protection, including the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), and comparable state, provincial, territorial and foreign laws, each as amended or supplemented, and any similar or analogous local, state, federal and foreign statutes and regulations promulgated pursuant thereto, each as in effect as of the date of determination.

    "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means U.S. Borrower and (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which U.S. Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which U.S. Borrower is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which U.S. Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by U.S. Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon U.S. Borrower or any ERISA Affiliate.

"Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

"Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the applicable Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 - Eurodollar Reserve Percentage

Where,

"Eurodollar Base Rate" means, for such Interest Period the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 A. M., London time, two Business Days prior to the commencement of such Interest Period, for U.S. Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period shall be the rate per annum determined by the applicable Agent to be the rate at which deposits in U.S. Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America or Bank of America Canada, as applicable, and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 A. M. (London time) two Business Days prior to the commencement of such Interest Period.

"Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

"Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

"Event of Default" has the meaning specified in Section 8.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Exchange Rate" means, on any day, (a) with respect to Canadian Dollars in relation to U.S. Dollars, the spot rate at which U.S. Dollars are offered on such day by Bank of America in New York City for Canadian Dollars at approximately 12:00 p.m. (New York City time), and (b) with respect to U.S. Dollars in relation to Canadian Dollars, the spot rate at which Canadian Dollars are offered on such day by Bank of America in New York City for U.S. Dollars at approximately 12:00 p.m. (New York City time), as quoted generally to customers of Bank of America.

"Excluded Collateral" means (i) any property (whether currently existing or subsequently acquired) subject to a Lien permitted under Section 7.04, to the extent the agreement creating such Lien prohibits additional Liens on such property; (ii) cash sufficient to secure U.S. Borrower's or any of its Subsidiary's obligations to pay its workmen's compensation benefits including obligations to any Person providing surety, insurance, letters of credit or other credit support so long as such cash does not secure any obligation for any other purpose; (iii) all properties and assets of Canadian Borrower and any successor holder of such assets; (iv) all property purchased with proceeds of the note issued pursuant to the Loan Agreement, dated as of November 1, 1994, between U.S. Borrower and the City of Hammond, Indiana; (v) other property with a de minimis fair market value, that individually or in the aggregate with all other such property, is not material to the continued business operations of U.S. Borrower or the Subsidiary which owns such property; and (vi) any leasehold interest in any real property leased by U.S. Borrower or any Subsidiary the termination of which would not result in a Material Adverse Effect.

"Excluded Taxes" means, with respect to Agents, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrowers hereunder or under any other Loan Document, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, has a permanent establishment or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by Canada or any other jurisdiction in which a Borrower is located, and (c) any withholding tax that is imposed by the United States, Canada or any other jurisdiction in which a Borrower is located to the extent such tax (i) is in effect and would apply as of the date such Agent, Lender or L/C Issuer becomes a party to this Agreement or (ii) relates to such payments that would be made to any new applicable lending office designated by such Lender and is in effect and would apply as of the time of such designation, and (d) any withholding tax that is attributable to such Lender’s or L/C Issuer’s failure to comply with Section 3.01(e), as applicable, except (i) as a result of any Change in Law, or (ii) to the extent the relevant Lender (or its assignee) was entitled, at the time of designation of a new lending office (or at the time of assignment) to receive additional amounts from the relevant Borrower with respect to such withholding tax pursuant to Section 3.01(a).

"Existing Letters of Credit" means the letters of credit listed on Schedule 2.04.

"Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now or heretofore or hereafter owned, leased, operated or used (under permit or otherwise) by U.S. Borrower or any of its Subsidiaries.

           "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of  the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding
      Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by U.S. Agent.

           "Financial Covenant" means any covenant (or substantially equivalent default provision) which requires U.S. Borrower to attain or maintain a prescribed level of financial condition, financial achievement or results of operations or cash flow or prohibits U.S. Borrower from taking specified actions (such as incurring Debt, selling assets, making distributions or making investments) unless it will be in compliance with such a prescribed level immediately thereafter, including, without limitation, covenants of the type contained in Article VII.

"Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which U.S. Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

"Foreign Subsidiary" means a Subsidiary organized or formed under the laws of a jurisdiction other than a State of the United States, the District of Columbia, Canada or any province or territory of Canada.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Funded Debt" means with respect to any Person, all Debt which would, in accordance with GAAP, be required to be classified as a long term liability on the balance sheet of such Person prepared in accordance with GAAP, and without limiting the generality of the foregoing shall also include, without limitation (i) any Indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than 365 days from the date of creation thereof, (ii) any Indebtedness outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which would, in accordance with GAAP, be required to be classified as a long term liability of such Person, and (iii) any Guaranties of such Person with respect to Funded Debt of another Person.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States.

"Governmental Authority" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which U.S. Borrower or any Subsidiary, including Canadian Borrower, conducts all or any part of its business, or which asserts jurisdiction over any properties of U.S. Borrower or any Subsidiary, including Canadian Borrower, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Guaranties" means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of a Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor; (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition, or (z) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation; (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation against loss in respect thereof; or (iv) otherwise to assure the owner of the Indebtedness or obligation against loss in respect thereof. For the purposes of all computations made under this Agreement, Guaranties in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Hammond Letter of Credit" means the letter of credit issued in connection with the transactions contemplated by the Operative Documents.

"Hazardous Materials" means (i) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or "pollutant" or words of similar import under any Environmental Laws; (ii) any oil, petroleum or petroleum derived substance, any drilling fluid, produced water or other waste associated with the exploration, development or production of crude oil, any flammable substance or explosive, any radioactive material, any hazardous waste or substance, any toxic waste or substance or any other material or pollutant that (x) poses a hazard to any property of U.S. Borrower or any of its Subsidiaries or to Persons on or about such property, or (y) causes such property to be in violation of any Environmental Law; (iii) any friable asbestos, urea formaldehyde foam insulation, electrical equipment which contains any oil or electric fluid with levels of polychlorinated biphenyls in excess of fifty parts per million; and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

"Indebtedness" means for any Person, without duplication, all (i) obligations for borrowed money or to pay the deferred purchase price of property or assets (except trade account payables), (ii) obligations secured by any Lien upon property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Lease Obligations, and (v) Guaranties of obligations of others of the character referred to in the foregoing clauses (i) through (iv).

"Indemnified Taxes" means Taxes other than Excluded Taxes.

"Indemnitees" has the meaning specified in Section 10.04(b).

"Information" has the meaning specified in Section 10.07.

"Interbank Reference Rate" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by Canadian Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other banks.

"Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between U.S. Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of U.S. Borrower and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of U.S. Borrower and its Subsidiaries (including, without limitation, imputed interest on Capitalized Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

"Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan or a Canadian Prime Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or a Canadian Prime Rate Loan (including a U.S. Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

"Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Committed Loan Notice; provided that:

  (a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business  Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

            (b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

            (c) no Interest Period shall extend beyond the Maturity Date.

"Internal Control Event" means a fraud that involves management or other employees who have a significant role in U.S. Borrower's internal controls over financial reporting.

"Inventory" means inventory as defined in the Uniform Commercial Code of the State of Illinois and in the Canadian Security Documents.

"Investment Grade" means in respect of any obligation that such obligation (i) has a rating of Baa3 or greater by Moody's or a rating of BBB- or greater by S&P; or (ii) has a rating of NAIC l or NAIC 2 from the National Association of Insurance Commissioners; or (iii) in the judgment of Required U.S. Lenders and the Other Senior Creditors constituting "Majority Secured Parties" (as defined in the Collateral Agency and Intercreditor Agreement), has a credit quality equal to or better than one which would be afforded either of the ratings described in clause (i) or clause (ii) of this definition.

"Investments" means all investments made, in cash or by delivery of property, directly or indirectly, in any other Person, whether by acquisition of shares of capital stock, equity interests, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

"IRS" means the United States Internal Revenue Service.

"ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

"Issuer Documents" means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by a L/C Issuer and a Borrower (or any Subsidiary) or in favor of the applicable L/C Issuer and relating to any such Letter of Credit.

           "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations, standards, requirements, policies, directives, orders, judgments, decrees, awards, notices, requests and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

"L/C Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing on such date.

"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"L/C Expiration Date" means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

"L/C Fee" has the meaning specified in Section 2.04(i).

"L/C Issuers" means, collectively, U.S. L/C Issuer and Canadian L/C Issuer.

"L/C Obligations" means, collectively, the Canadian L/C Obligations and the U.S. L/C Obligations.

"Lenders" means U.S. Lenders and Canadian Lenders.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrowers and Agents.

"Letter of Credit" means a U.S. Letter of Credit or a Canadian Letter of Credit.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien, hypothec or charge of any kind; including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, including a Capitalized Lease, and the filing of or agreement to file any financing or similar statement under the UCC, PPSA or CC in connection with any of the foregoing.

"LIFO Reserve" means the difference between the cost of inventory using the last-in, first-out ("LIFO") method of valuing inventory under GAAP and the cost of inventory using the replacement cost method under GAAP, so long as U.S. Borrower and its Subsidiaries are reporting the value of their inventory under the LIFO method for purposes of GAAP.

"Loan Documents" means this Agreement, each Note, each Acceptance, Draft or Discount Note, each Issuer Document, and the Agent Fee Letter and each Collateral Document, the Subsidiary Guarantee and the Parent Guaranty.

"Loan Parties" means, collectively, Borrowers and each Subsidiary Guarantor.

"Loans" means the Canadian Loans (including Acceptances) and the U.S. Loans.

"Material Adverse Effect" means (i) a material adverse effect on the business, assets, properties, profits, prospects, operations or condition, financial or otherwise, of U.S. Borrower and its Subsidiaries, on a consolidated basis, (ii) the impairment of the ability of U.S. Borrower or Canadian Borrower to perform their respective obligations under this Agreement, or (iii) the impairment of the ability of Agents and Lenders to enforce Borrowers' and the other Loan Parties' obligations under this Agreement or the Collateral Documents.

"Maturity Date" means July 28, 2010.

"Moodys" means Moody's Investor Services, Inc.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which U.S. Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Net PP&E" means, at any time, the net book value of the applicable Borrower's property, plant and equipment determined in accordance with GAAP as set forth in the most recent financial statements delivered pursuant to Section 6.06.

"Net Working Capital" means the sum of (i) the consolidated current assets of U.S. Borrower and its Subsidiaries determined in accordance with GAAP and (ii) 75% of the LIFO Reserve, less the consolidated current liabilities (excluding Current Debt and Current Maturities of Funded Debt) of U.S. Borrower and its Subsidiaries determined in accordance with GAAP.

"Non-Acceptance Canadian Lender" has the meaning specified in Section 2.03(i).

"Non-U.S. Plan" means any pension, retirement, superannuation or similar policy or arrangement sponsored, maintained or contributed to by either Borrower or any Subsidiary Guarantor in a jurisdiction other than the United States.

"Note" means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

"Notice of Drawing" has the meaning specified in Section 2.03(c).

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

"Operative Documents" means (i) the Trust Indenture, dated as of November 1, 1994, naming NBD Bank, N.A., a national banking association of Detroit, Michigan, as trustee (the "Trustee"), and NBD Bank, N.A., a national banking association of Indianapolis, as co-trustee, and the City of Hammond, Indiana, as issuer (the "Issuer") of the Issuers Adjustable Rate Economic Development Revenue Bonds (A. M. Castle & Co. Project), Series 1994 (the "Bonds"), (ii) the Loan Agreement, dated as of November 1, 1994, between U.S. Borrower and the Issuer, (iii) the Pledge and Security Agreement, dated as November 1, 1994, among U.S. Borrower, Bank of America (assignee of the successor by merger of NBD Bank, N.A.) and the Trustee and each other agreement or instrument related thereto, as the same have been and may in the future be assigned, amended, modified, supplemented or restated.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws and shareholders declaration or unanimous shareholders agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Other Senior Creditors" means the following parties or their permitted successor and/or assigns: (i) Nationwide Life Insurance Company, (ii) The Northern Trust Company, (iii) Allstate Life Insurance Company, (iv) The Northwestern Mutual Life Insurance Company, (v) Massachusetts Mutual Life Insurance Company, (vi) Mutual of Omaha Insurance Company, (vii) United of Omaha Life Insurance Company and (viii) any other holders of Debt of U.S. Borrower incurred after the Closing Date in compliance with Section 7.02.

"Other Senior Debt" means Debt of U.S. Borrower and/or its Subsidiaries (i)  owed pursuant to a Note Agreement, dated as of March 1, 1998, among U.S. Borrower, Allstate Life Insurance Company, The Northwestern Mutual Life Insurance Company, Massachusetts Mutual Life Insurance Company, Mutual of Omaha Insurance Company and United of Omaha Life Insurance Company, as amended by the First Amendment and Waiver to Note Agreement, dated as of December 1, 1998, the Second Amendment dated November 22, 2002, the Third Amendment to Note Agreements, dated as December 26, 2002, and the Fourth Amendment to Note Agreements, dated as of March 20, 2003, (ii) owed pursuant to a Note Agreement dated as of April 1, 1996 between U.S. Borrower and Nationwide Life Insurance Company, as amended by the First Amendment and Waiver of Note Agreement, dated as of December 1, 1998, the Second Amendment dated November 22, 2002, the Third Amendment to Note Agreements, dated as of December 26, 2002, and the Fourth Amendment to Note Agreements, dated as of March 20, 2003, (iii) owed pursuant to a Note Agreement dated as of May 15, 1997 among U.S. Borrower, Massachusetts Mutual Life Insurance Company and United of Omaha Life Insurance Company, as amended by the First Amendment and Waiver to Note Agreement, dated as of December 1, 1998, the Second Amendment dated November 22, 2002, the Third Amendment to Note Agreements, dated as of December 26, 2002, and the Fourth Amendment to Note Agreements, dated as of March 26, 2003, (iv) owed pursuant to a Trade Acceptance Purchase Agreement dated as of August 13, 2001 between U.S. Borrower and The Northern Trust Company, as amended by the First Amendment thereto dated as of April 29, 2002, the Second Amendment thereto dated as of June 30, 2002, the Third Amendment thereto dated as of November 22, 2002, the Fourth Amendment thereto, dated as of December 26, 2002, the Fifth Amendment thereto, dated as of March 20, 2003, the Sixth Amendment thereto, dated as of June 29, 2003, the Seventh Amendment thereto, dated as of July 29, 2003, the Eighth Amendment thereto, dated as of June 30, 2004, and the Ninth Amendment thereto, dated as of June 30, 2005, in an aggregate amount not in excess of $10,000,000, and (v) Debt of U.S. Borrower incurred after the Closing Date in compliance with Section 7.02.

"Other Taxes" means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

"Outstanding Amount" means (i) with respect to Committed Loans and U.S. Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and U.S. Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrowers of Unreimbursed Amounts.

"Parent Guarantee Agreement" means the Guarantee Agreement, dated as of the date hereof, by U.S. Borrower in favor of Canadian Agent, Canadian L/C Issuer and Canadian Lenders.

"Participant" has the meaning specified in Section 10.06(d).

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

           "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to
       Title IV of ERISA and is sponsored or maintained by U.S. Borrower or any ERISA Affiliate or to which U.S. Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years, and any similar Canadian plan.

"Permitted Discretion" means a determination made by an Agent in its discretion exercised in a commercially reasonable manner.

"Permitted Encumbrance" means Liens permitted by Section 7.04.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any governmental authority, agency or political subdivision.

"Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that has been established by, or contributed to, or is maintained by U.S. Borrower, any Subsidiary or any ERISA Affiliate.

"Platform" has the meaning specified in Section 6.06.

"PPSA" means the Personal Property Security Act as in effect in any applicable jurisdiction.

"Public Lender" has the meaning specified in Section 6.06.

"Receivables Purchase Agreement" means any agreement pursuant to which one or more of U.S. Borrower or any Subsidiary sells its accounts receivable as a means of providing it working capital for its business operations.

"Register" has the meaning specified in Section 10.06(c).

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

            "Release" means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, escaping, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including the abandonment or disposal of any barrel, container or other closed receptacle containing any Hazardous
      Material), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

"Rentals" means as of the date of any determination thereof, all fixed payments (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by U.S. Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but exclusive of any amounts required to be paid by U.S. Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, assessments, amortization and similar charges. Fixed rents under any so-called "percentage leases" shall be computed on the basis of the minimum rents, if any, required to be paid by the lessee, regardless of sales volume or gross revenues.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a L/C Application, and (c) with respect to a U.S. Swing Line Loan, a Swing Line Loan Notice.

"Required Canadian Lenders" means, as of any date of determination, Canadian Lenders having more than 50% of the Aggregate Canadian Commitments or, if the commitment of each Canadian Lender to make Loans and the obligation of Canadian L/C Issuer to make Canadian L/C Credit Extensions have been terminated pursuant to Section 8.02, Canadian Lenders holding in the aggregate more than 50% of the Total Canadian Outstandings (with the aggregate amount of each Canadian Lender's risk participation and funded participation in Canadian L/C Obligations being deemed "held" by such Canadian Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Canadian Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Canadian Lenders.

          "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than
     50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and U.S. Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any
    Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. For purposes of determining Required Lenders, any amounts denominated in
    Canadian Dollars shall be translated into the U.S. Dollar Equivalent at the Exchange Rate in effect on the date of determination thereof.

"Required U.S. Lenders" means, as of any date of determination, U.S. Lenders having more than 50% of the Aggregate U.S. Commitments or, if the commitment of each U.S. Lender to make Loans and the obligation of U.S. L/C Issuer to make U.S. L/C Credit Extensions have been terminated pursuant to Section 8.02, U.S. Lenders holding in the aggregate more than 50% of the Total U.S. Outstandings (with the aggregate amount of each U.S. Lender's risk participation and funded participation in U.S. L/C Obligations and U.S. Swing Line Loans being deemed "held" by such U.S. Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total U.S. Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required U.S. Lenders.

"Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

"Restricted Investments" means any Investments of U.S. Borrower and its Subsidiaries other than:

(a)     Investments in existing and hereafter created or designated Subsidiaries and any Person that concurrently with such Investment becomes a Subsidiary;

(b)     Investments in (A) commercial paper of a domestic issuer maturing in 270 days or less from the date of issuance which is rated P-2 or better by Moody's or A-2 or better by S&P, (B) certificates of deposit or banker's acceptances issued by commercial banks or trust companies located in the United States of America and organized under its laws or the laws of any state thereof each having a combined capital, surplus and undivided profits of $100,000,000 or more, (C) obligations of      or fully guaranteed by the United States of America or an agency thereof maturing within three years from the date of acquisition, (D) municipal securities maturing within three years from the date of acquisition which are rated in one of the top two rating classifications by at least one national rating agency, or  (E) money market instrument programs which are classified as current assets in accordance with GAAP;

(c)     Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

(d)     Shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

(e)    Participations in notes maturing within 60 days which are rated P-2 or better by Moody's or A-2 or better by S&P;

(f)    Advances to officers, employees, subcontractors or suppliers not exceeding $5,000,000 in the aggregate; and

(g)    Investments existing as of the date of this Agreement and described in the attached Schedule 1.01.

"Revolving Loan Facility" means a loan agreement or similar facility pursuant to which a lender or lenders provides revolving loans to U.S. Borrower or any Subsidiary for the primary purpose of financing such Person's ongoing business operations, whether such agreement or facility is secured or unsecured. For the avoidance of doubt, no Receivables Purchase Agreement shall constitute a Revolving Loan Facility.

"Schedule I Lender" means any Canadian Lender named on Schedule I to the Bank Act (Canada).

"SEC" means the Securities and Exchange Commission, or any United States governmental authority succeeding to any of its principal functions.

"Secured" means (i) in the case of U.S. Borrower, the U.S. Obligations of U.S. Borrower are secured by Liens on property of U.S. Borrower and Significant Subsidiaries pursuant to U.S. Security Documents executed and delivered by U.S. Borrower and Significant Subsidiaries pursuant to the Collateral Agency and Intercreditor Agreement, and (ii) in the case of Canadian Borrower, the Obligations of Canadian Borrower are secured by Liens on property of Canadian Borrower in favor of Canadian Agent pursuant to Canadian Security Documents executed and delivered by Canadian Borrower.

"Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of U.S. Borrower.

"Significant Subsidiary" means all Subsidiaries of U.S. Borrower other than: (i) Canadian Borrower, and (ii) any other Subsidiary of U.S. Borrower which is not required to be a Subsidiary Guarantor pursuant to the provisions of the first sentence of Section 6.11 so long as such Subsidiary described in the foregoing has not guaranteed any Debt of U.S. Borrower or any other Subsidiary Guarantor (other than the Debt outstanding under this Agreement and the Other Senior Debt).

"S&P" means Standard & Poor's Ratings Group.

"Subsidiary" means any Person a majority or more of the shares of Voting Stock of which, or in the case of a Person which is not a corporation a majority or more of the equity of which, is owned or controlled, directly or indirectly, by U.S. Borrower. Unless otherwise specified, all references herein to a "Subsidiary" or "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of either Borrower.

"Subsidiary Guarantee Agreement" means the Guarantee Agreement, dated as of the date hereof, by Subsidiary Guarantors in favor of U.S. Agent, U.S. L/C Issuer and U.S. Lenders.

"Subsidiary Guarantor" means any Subsidiary that is a party to the Subsidiary Guarantee Agreement as of the Closing Date and each other Person which delivers a joinder agreement to the Subsidiary Guarantee Agreement pursuant to Section 6.11 hereof, together with the respective successors and assignee of each of the foregoing entities, unless and until released in accordance with the terms of this Agreement or the Subsidiary Guarantee Agreement.

"Supermajority Lenders" means, as of any date of determination, Lenders having more than 66-2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 66-2/3% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and U.S. Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders. For purposes of determining Supermajority Lenders, any amounts denominated in Canadian Dollars shall be translated into the U.S. Dollar Equivalent at the Exchange Rate in effect on the date of determination thereof.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Total Canadian Outstandings" means the aggregate Outstanding Amount of all Canadian Loans and all Canadian L/C Obligations.

"Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

"Total U.S. Outstandings" means the aggregate Outstanding Amount of all U.S. Loans and U.S. L/C Obligations.

"Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan or a Canadian Prime Rate Loan or an Acceptance.

"UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

       "United States" and "U.S." mean the United States of America.

"Unreimbursed Amount" has the meaning specified in Section 2.04(c)(i).

"U.S. Agent" means Bank of America, in its capacity as administrative agent for U.S. Lenders hereunder, together with its successors and assigns.

"U.S. Agent's Office" means U.S. Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as U.S. Agent may from time to time notify U.S. Borrower and U.S. Lenders.

"U.S. Borrower" has the meaning specified in the introductory paragraph hereto.

"U.S. Borrowing" means a Borrowing comprised of U.S. Loans.

"U.S. Borrowing Base" means, at any time, the sum, expressed in U.S. Dollars, of (a) 80% of U.S. Borrower's and each Subsidiary Guarantors' Eligible Accounts at such time, plus (b) 50% of the Book Value of U.S. Borrower's and each Subsidiary Guarantors' Eligible Inventory, plus (c) (i) through and including July 28, 2006, 30% of the Net PP&E of U.S. Borrower and each Subsidiary Guarantor, (ii) from July 29, 2006 through and including July 28, 2007, 20% of the Net PP&E of U.S. Borrower and each Subsidiary Guarantor, (iii) from July 29, 2007 through and including July 28, 2008, 10% of the Net PP&E of U.S. Borrower and each Subsidiary Guarantor, and (iv) from and after July 29, 2008, 0% of the Net PP&E of U.S. Borrower and each Subsidiary Guarantor, minus (d) the outstanding principal amount of all secured Indebtedness of U.S. Borrower, its domestic Subsidiaries and Castle Metals de Mexico, S.A. de C.V., other than the Obligations, minus (e) at such time as U.S. Borrower's Obligations are not Secured, the sum of (x) 50% of U.S. Borrower's and each Subsidiary Guarantors' aggregate accounts payable (other than accounts payable, if any, that serve as the basis for causing all or any part of any Account of U.S. Borrower or any Subsidiary Guarantor to fail to qualify as an Eligible Account), plus (y) the outstanding principal amount of all unsecured Indebtedness of U.S. Borrower, its domestic Subsidiaries and Castle Metals de Mexico, S.A. de C.V., other than the Obligations, with the amounts referred to in clauses (a), (b) and (c) above determined by reference to the most recent Borrowing Base Certificate and applicable financial statements delivered to U.S. Agent by U.S. Borrower.

"U.S. Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed, in the State where U.S. Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

    "U.S. Commitment" means, as to each U.S. Lender, its obligation to (a) make U.S. Committed Loans to U.S. Borrower pursuant to Section 2.01(a), (b) purchase participations in U.S. L/C Obligations, and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such U.S. Lender become a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

"U.S. Committed Borrowing" means a borrowing consisting of simultaneous U.S. Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

"U.S. Committed Loan" has the meaning specified in Section 2.01(a).

"U.S. Dollar Equivalent" means, with respect to an amount of Canadian Dollars on any date the amount of U.S. Dollars that may be purchased with such amount of Canadian Dollars at the Exchange Rate with respect to Canadian Dollars on such date.

"U.S. Dollars" and the symbol "US $" mean the lawful currency of the United States.

    "U.S. L/C Credit Extension" means, with respect to any U.S. Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"U.S. L/C Issuer" means Bank of America in its capacity as issuer of U.S. Letters of Credit hereunder, or any successor issuer of U.S. Letters of Credit hereunder.

"U.S. L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding U.S. Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any U.S. Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

"U.S. L/C Sublimit" means an amount equal to U.S. $10,000,000. The U.S. L/C Sublimit is part of, and not in addition to, the Aggregate U.S. Commitments.

"U.S. Lender" means any Lender that has a U.S. Commitment or any portion of the Total U.S. Outstandings and, as the context requires, includes U.S. Swing Line Lender. The initial U.S. Lenders are listed on Schedule 2.01 under the caption "U.S. Lenders".

"U.S. Letter of Credit" means any letter of credit issued by U.S. L/C Issuer hereunder and shall include the Existing Letters of Credit. A U.S. Letter of Credit may be a commercial letter of credit or a standby letter of credit.

            "U.S. Loan" means an extension of credit by a U.S. Lender to U.S. Borrower under Article II in the form of a U.S. Committed Loan or a U.S. Swing Line Loan.

"U.S. Obligations" means all Obligations relating to U.S. Loans or U.S. Letters of Credit.

"U.S. Security Agreement" means the Security Agreement, dated as of March 20, 2003, among U.S. Borrower, certain of its Subsidiaries and Collateral Agent.

"U.S. Security Documents" means each of the "Security Documents", as such term is defined in the Collateral Agency and Intercreditor Agreement.

"U.S. Supermajority Lenders" means, as of any date of determination, U.S. Lenders having more than 66-2/3% of the Aggregate U.S. Commitments or, if the commitment of each U.S. Lender to make U.S. Loans and the obligation of U.S. L/C Issuer to make U.S. L/C Credit Extensions have been terminated pursuant to Section 8.02, U.S. Lenders holding in the aggregate more than 66-2/3% of the Total U.S. Outstandings (with the aggregate amount of each U.S. Lender's risk participation and funded participation in U.S. L/C Obligations and U.S. Swing Line Loans being deemed "held" by such U.S. Lender for purposes of this definition); provided that the U.S. Commitment of, and the portion of the Total U.S. Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of U.S. Supermajority Lenders.

"U.S. Swing Line" means the revolving credit facility made available by U.S. Swing Line Lender pursuant to Section 2.05.

"U.S. Swing Line Borrowing" means a borrowing of a U.S. Swing Line Loan pursuant to Section 2.05.

"U.S. Swing Line Lender" means Bank of America in its capacity as provider of U.S. Swing Line Loans, or any successor U.S. swing line lender hereunder.

"U.S. Swing Line Loan" has the meaning specified in Section 2.05.

"U.S. Swing Line Loan Notice" means a notice of a U.S. Swing Line Borrowing pursuant to Section 2.05, which, if in writing, shall be substantially in the form of Exhibit C.

"U.S. Swing Line Sublimit" means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate U.S. Commitments. The U.S. Swing Line Sublimit is part of (although uncommitted), and not in addition to, the Aggregate U.S. Commitments.

"Voting Stock" means capital stock of any class of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions.

"Wholly-Owned" means when applied to a Subsidiary, any Subsidiary 100% of the Voting Stock or other equity interests of which is owned by U.S. Borrower and/or its Wholly-Owned Subsidiaries, other than directors' qualifying shares or, in the case of Subsidiaries organized under the laws of a jurisdiction other than the United States or a state thereof, nominal shares held by foreign nationals in accordance with local law.

1.02.     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

        (a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections,
Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear,
(v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, re-enacting or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, supplemented or re-enacted from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)    In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words
"to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

 (c)     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1..03.    Accounting Terms.

        (a)   Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data
    (including  financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a  consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b)   Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set  forth  in any  Loan Document, and either a Borrower or Required Lenders shall so request, Agents, Lenders and Borrowers shall negotiate in good faith to amend such ratio or  requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended,  (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrowers shall provide to Agents and  Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between  calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

    1.04.     Rounding. Any financial ratios required to be maintained by Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05.     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06.     Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "U.S. Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "U.S. Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g., a "U.S. Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "U.S. Eurodollar Borrowing").

1.08.     Currencies; Exchange Rates. If, at any time, any amount denominated in Canadian Dollars is required pursuant to any Loan Document to be expressed in U.S. Dollars, then such amount shall be expressed at the U.S. Dollar Equivalent determined by U.S. Agent based on the Exchange Rate then in effect, unless the Exchange Rate is required to be determined as of another date. If, at any time, any amount denominated in U.S. Dollars is required pursuant to any Loan Document to be expressed in Canadian Dollars, then such amount shall be expressed at the Canadian Dollar Equivalent determined by U.S. Agent based on the Exchange Rate then in effect, unless the Exchange Rate is required to be determined as of another date. Any such determinations by U.S. Agent shall be conclusive absent manifest error.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

            2.01.    Committed Loans.

               (a)    U.S. Committed Loans. Subject to the terms and conditions set forth herein, each U.S. Lender severally agrees to make loans (each such loan a,
        " U.S.  Committed Loan") to U.S. Borrower from time to time, on any U.S. Business Day during the Availability Period, in an aggregate amount not to exceed at any time  outstanding the amount of such U.S. Lender's U.S. Commitment; provided, however, that after giving effect to any U.S. Committed Borrowing, (i) the Total U.S.   Outstandings shall not exceed the lesser of (x) the Aggregate U.S. Commitments, or (y) the U.S. Borrowing Base, and (ii) the aggregate Outstanding Amount of the U.S.   Committed Loans of any U.S. Lender, plus such U.S. Lender's Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such Lender's  Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such U.S. Lender's U.S. Commitment. Within the limits of each U.S. Lender's U.S. Commitment, and subject to the other terms and conditions hereof, U.S. Borrower may borrow under this Section 2.01(a), prepay under Section 2.06, and  reborrow under this Section 2.01(a). U.S. Committed Loans shall be denominated in U.S. Dollars and may be comprised of Base Rate Loans or Eurodollar Rate Loans, as  further provided herein.

               (b)    Canadian Committed Loans. Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees to make loans (each such  loan, a  "Canadian Committed Loan" ) to Canadian Borrower from time to time, on any Canadian Business Day during the Availability Period, in an aggregate amount  not  to exceed at any time outstanding the amount of such Canadian Lender's Canadian Commitment; provided, however, that after giving effect to any
           Canadian  Committed  Borrowing, (i) the  Total Canadian Outstandings shall not exceed the lesser of (x) the Aggregate Canadian Commitments, or  (y) the
           Canadian Borrowing Base,  and (ii) the  aggregate Outstanding Amount of the Canadian Committed Loans of any Canadian Lender, plus such Canadian Lender's
           Applicable Percentage of the  Outstanding Amount of all Canadian L/C Obligations shall not exceed such Canadian Lender's Canadian Commitment. Within the limits of  each Canadian Lender's  Canadian Commitment, and subject to the other terms and conditions hereof, Canadian Borrower may borrow under this
           Section 2.01(b), prepay  under Section 2.06, and reborrow under this Section 2.01(b). Canadian Committed Loans shall be either (A) denominated in U.S. Dollars and comprised entirely of Base  Rate Loans or  Eurodollar  Rate Loans, as further provided herein, or (B) denominated in Canadian Dollars and comprised entirely of
           Canadian Prime Loans or  Acceptances, as further provided  herein.

            2.02.    Borrowings, Conversions and Continuations of Committed Loans.

               (a)      Each Committed Borrowing (other than Acceptances), each conversion of Committed Loans (other than Acceptances) from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower's irrevocable written Committed Loan Notice to the applicable
       Agent,  which may be given by facsimile. Each such notice must be received by the applicable Agent not later than 10:00 A. M. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate
           Committed  Loans, (ii) one Business Day prior to the requested date of any Canadian Borrowing of Base Rate Committed Loans or Canadian Prime Loans and
           (iii) on the requested  date of any U.S  Borrowing  of Base Rate Committed Loans. Each such written Committed Loan Notice must be appropriately completed and signed by a Responsible  Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of U.S. $500,000 or a  whole multiple of U.S.  $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans or  Canadian Prime  Committed Loans shall be in a principal amount of U.S. $500,000 or a whole multiple of U.S. $100,000 in excess thereof with respect to Base Rate  Committed Loans or Cdn. $500,000 or a  whole multiple of Cdn. $100,000 in excess thereof with respect to Canadian
           Prime Committed Loans. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of
           Committed Loans from one Type to the other, or a continuation of   Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount  of  Committed Loans to be borrowed, converted or continued, (iv) the Class and Type of
           Committed Loans to be borrowed or to which existing Committed Loans are to  be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the applicable Borrower fails to specify a Type of Committed Loan in  a  Committed Loan Notice or if  the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall  be  made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect  with respect to the applicable Eurodollar Rate Loans. If a
           Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any  such  Committed Loan Notice, but fails to specify an Interest
           Period, it will be deemed to have specified an Interest Period of one month. Canadian Prime Rate Borrowings  may  only be converted into a Borrowing  by way of
           Acceptances in accordance with Section 2.03. This Section 2.02(a) shall not be construed to permit any conversion of  the  currency in which a Borrowing is denominated.

              (b)    Following receipt of a Committed Loan Notice, the applicable Agent shall promptly notify each applicable Lender of the amount of its
      Applicable Percentage of  the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the applicable  Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a  Committed Borrowing, each applicable Lender shall make the amount of its Committed Loan available to the applicable Agent in immediately available funds at the applicable Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions  set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the applicable Agent shall make all funds so received available to the applicable Borrower in like funds as received by the applicable Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America or  Bank of America Canada, as the case may be, with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such  Borrowing is given by a Borrower, there are L/C Borrowings of such Borrower outstanding, then the proceeds of such Borrowing first, shall be applied to the payment in  full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

                (c)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such
        Eurodollar Rate Loan. During the existence of a Default no Loans may be requested as, converted to or continued as Eurodollar Rate Loans or a Borrowing by way of  Acceptances without the consent of Required Lenders, and Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted  immediately to Base Rate Committed Loans and all Acceptances be converted immediately upon their maturity to Canadian Prime Committed Loans and each Borrower  agrees to pay all amounts due under Section 3.05 in accordance with the terms thereof due to any such conversion.

                (d)    Each Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for
         Eurodollar Rate Loans upon determination of such interest rate.

                (e)    After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of
         Committed Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Eurodollar Rate Loans to U.S. Borrower, three Interest Periods in effect with respect to Eurodollar Rate Loans to Canadian Borrower and three Borrowings in effect by way of Acceptances.

          2.03.     Acceptances.

               (a)   Acceptance Commitment. Subject to the terms and conditions set forth herein, each Canadian Lender severally agrees that Canadian Borrower may,  at any  time and from time to time during the Availability Period, issue Acceptances denominated in Canadian Dollars, in minimum denominations of Cdn.
         $100,000 or a  whole  multiple thereof and in minimum aggregate face amounts in connection with any Notice of Drawing of Cdn. $1,000,000 or any greater whole multiple of Cdn.  $100,000, each in accordance with the provisions of this Section 2.03 and in an aggregate face amount that will not result in (i) such Lender's
         Applicable Percentage of  Total Canadian Outstandings exceeding such Lender's Canadian Commitment, (ii) the Total Canadian Outstandings exceeding the
         Aggregate Canadian Commitments,  or  (iii) the Total  Canadian Outstandings exceeding an amount that equals the Canadian Borrowing Base then in effect;
         provided that at all times the outstanding  aggregate face amount of  all Acceptances made by a Canadian Lender shall equal its Applicable Percentage of the outstanding face amount of all Acceptances made by  all Canadian Lenders. For  purposes of this Agreement, the full face value of an Acceptance, without discount, shall be used when calculations are made to determine the  outstanding amount of a Canadian Lender's Acceptances; provided that in computing the face amount of Acceptances outstanding, the face amount of an Acceptance in  respect of which the Obligations with respect to such Acceptance have been cash collateralized by Canadian Borrower and received by Canadian Lender that created the  same in accordance  with the terms of this Agreement shall not be included.

                 (b)    Terms of Acceptance. Each Draft shall be accepted by a Canadian Lender, upon the written request of Canadian Borrower given in accordance with  paragraph (c), by the completion and acceptance by such Canadian Lender of a Draft (i) payable in Canadian Dollars, drawn by Canadian Borrower on such
         Canadian  Lender in  accordance with this Agreement, to the order of such Canadian Lender and (ii) maturing prior to the Maturity Date on a day not less than 28 days nor more  than 180 days after the date of such Draft (and in integral maturities of one month, two months, three months or six months, or, from time to time, such other nonstandard  periods as  Canadian Agent and the affected Canadian Lender(s) may agree), excluding days of grace, all as specified in the relevant
         Notice of Drawing to be delivered under  paragraph (c) of this Section; provided that any maturity date that would otherwise fall on a day that is not a Canadian
         Business Day shall be extended to the next succeeding Canadian Business Day in accordance with the provisions of Section 2.13(a) mutatis mutandis.

               (c)    Notice of Drawing and Discount of Acceptances.

            (i)     With respect to each requested acceptance of Drafts, Canadian Borrower shall give Canadian Agent a Notice of Drawing, substantially in
        the form of   Exhibit G (a "Notice of Drawing") (which shall be irrevocable and may be given by facsimile) to be received prior to 11:00 A. M., at least one day that  is both a Canadian Business Day and a U.S. Business Day prior to the date of the requested acceptance, specifying:

                          A.    the date on which such Drafts are requested to be accepted as Acceptances, which shall be a day that is both a Canadian
                                Business Day  and a U.S. Business Day;

                     B.     the aggregate face amount of such Acceptances;

                     C.     the proposed maturity date of such Acceptances;

                     D.     whether Canadian Lenders must purchase or arrange for the purchase of the Acceptances;

                     E.     the principal amount of the Canadian Prime Loans, if any, to be converted to such Acceptances;

                     F.     the Canadian Availability (after giving effect to such Acceptances); and

                     G.     such additional information as Canadian Agent or any Canadian Lender may reasonably from time to time request to be included in such notices.

        In the event that any Notice of Drawing fails to satisfy the requirements set forth in clauses A., B. and C. above, any requested Canadian Committed Loan in the form of an Acceptance shall be made as or converted to a Canadian Prime Loan.

                   (ii)    Upon receipt of a Notice of Drawing Canadian Agent shall promptly notify each Canadian Lender of the contents thereof and of such
                Canadian Lender's  ratable share of the Acceptances requested thereunder. The aggregate face amount of the Drafts to be accepted by a Canadian Lender shall be  determined by  Canadian  Agent by reference to the respective Applicable Percentage of Canadian Lenders; provided that, if the face amount of an
                Acceptance  which would otherwise be accepted  by a Canadian Lender is not Cdn.$100,000, or a whole multiple thereof, the face amount shall be increased or reduced by  Canadian Agent, in its sole discretion, to  Cdn.$100,000, or the nearest integral multiple thereof, as appropriate.

                (iii)    On each date upon which Acceptances are to be accepted, Canadian Agent shall advise Canadian Borrower of the applicable Discount
     Rate for each of the  Canadian Lenders. Not later than 10:00 A. M., on such date each Canadian Lender shall, subject to the fulfillment of the applicable conditions precedent specified in  Section 4.02 and subject to each Non-Acceptance Canadian Lender's making Acceptance Equivalent Loans pursuant to
        paragraph (i) of   Section  2.03(i), (A) on the basis of the information supplied by Canadian Agent, as aforesaid, complete a Draft or Drafts of Canadian
        Borrower by filling in the amount, date and  maturity date thereof in accordance with the applicable Notice of Drawing, (B) duly accept such Draft or Drafts,
        (C) discount such Acceptance or  Acceptances at the applicable Discount Rate, (D) give Canadian Agent facsimile notice of such Canadian Lender's acceptance of such Draft or Drafts and  confirming the amount paid to  Canadian Agent for the  account of Canadian Borrower and (E) (except to the extent such Discount Proceeds are being applied to  repay maturing Acceptances in accordance with Section 2.03(e) or Canadian Prime Loans to be converted in accordance with Section 2.03(c)(i)) remit to Canadian  Agent in Canadian Dollars in  immediately available funds an amount equal to the Discount Proceeds less the Acceptance Fee. Upon receipt by Canadian Agent of  such sums from Canadian Lenders,  Canadian Agent shall make the aggregate amount thereof available to Canadian Borrower either by (i) crediting the account of  Canadian Borrower on the books of Bank  of America Canada with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with  instructions provided to (and reasonably acceptable  to) Canadian Agent by Canadian Borrower; provided, however, that if, on the date the Notice of Drawing is  given by Canadian Borrower, there are L/C Borrowings of  Canadian
        Borrower outstanding, then such funds first, shall be applied to the payment in full of any  such L/C Borrowings, and second, shall be made available to Canadian Borrower as provided above.

(iv)    Each extension of credit hereunder through the acceptance of Drafts shall be made simultaneously and pro rata by Canadian Lenders in accordance  with their  respective Canadian Commitments.

   (d)     Sale of Acceptances. Canadian Borrower shall have the right to sell any Acceptance. Canadian Lenders shall purchase or arrange for the purchase of  all of  the Acceptances in the market and each Canadian Lender shall (except to the extent such Discount Proceeds are being applied to repay maturing  Acceptances in  accordance  with Section 2.03(e) or Canadian Prime Loans to be converted in accordance with Section 2.03(c)(i)) provide to Canadian
    Agent the Discount Proceeds for the  account of  Canadian Borrower. The Acceptance Fee in respect of such Acceptances may, at the option of Canadian Lender, be set off against the discount proceeds  payable by  Canadian Lender hereunder.

             (e)      Acceptance Obligation. Canadian Borrower is obligated, and hereby unconditionally agrees, to pay to each Canadian Lender the face amount of each  Acceptance accepted by such Canadian Lender in accordance with a Notice of Drawing pursuant to paragraph (c) on the maturity date thereof, or on such earlier date as  may be  required pursuant to provisions of this Agreement. With respect to each Acceptance which is outstanding hereunder, Canadian Borrower shall notify  Canadian  Agent  prior to 11:00 A. M. one Canadian Business Day prior to the maturity date of such Acceptance (which notice shall be irrevocable)
    of  Canadian Borrower's  intention to  issue Acceptances on such maturity date to provide for the payment of such maturing Acceptance and shall deliver a Notice of Drawing to  Canadian Agent or that Canadian Borrower intends to repay the maturing Acceptances on the maturity date. Any repayment of an Acceptance must be made in accordance with Section  2.13(a)  on the maturity date of such Acceptance. If Canadian Borrower fails to provide such notice to Canadian Agent or
    Canadian Borrower fails to repay the maturing  Acceptances, or if a Default or an Event of Default has occurred and is continuing on such maturity date, Canadian
    Borrower's obligations in respect of the maturing Acceptances shall be deemed to have been converted on the maturity date thereof into a Canadian Prime Loan in an amount equal to the face amount of the maturing Acceptances. Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Canadian Lender  in respect of any Acceptances accepted by such Canadian Lender under this Agreement which might exist solely by reason of those Acceptances being held, at the maturity thereof, by  that Canadian Lender in its own right and Canadian Borrower agrees not to claim any days of grace if that Canadian Lender, as holder, sues Canadian  Borrower on those  Acceptances for payment of the amounts payable by Canadian Borrower thereunder.

              (f)    Supply of Drafts and Power of Attorney. To facilitate availment of the Borrowings by way of Acceptances, Canadian Borrower hereby appoints each
     Canadian  Lender as its attorney to sign and endorse on its behalf (for the purpose of acceptance and purchase of Acceptances pursuant to this Agreement), in handwriting or by  facsimile or mechanical signature as and when deemed necessary by such Canadian Lender, blank forms of Acceptances. In this respect, it is each  Canadian Lender’s  responsibility to maintain an adequate supply of blank forms of Acceptances for acceptance under this Agreement. Canadian Borrower recognizes and agrees that all  Acceptances signed and/or endorsed on its behalf by a Canadian Lender shall bind Canadian Borrower as fully and effectually as if signed in the handwriting of and duly  issued by the proper signing officers of Canadian Borrower. Each Canadian Lender is hereby authorized (for the purpose of acceptance and purchase of Acceptances  pursuant to this Agreement) to issue such Acceptances endorsed in blank in such face amounts as may be determined by such Canadian Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Acceptances required to be accepted and purchased by such Canadian Lender in accordance with the applicable Notice of Drawing. No Canadian Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of  any such instrument except the gross negligence or willful misconduct of Canadian Lender or its officers, employees, agents or representatives. On request by Canadian  Borrower, a Canadian Lender shall cancel all forms of Acceptances which have been pre-signed or pre-endorsed by or on behalf of Canadian Borrower and which are held by such Canadian  Lender and have not yet been issued in accordance herewith. Each Canadian Lender further agrees to retain such records in the manner and/or the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Canadian Lender. Each Canadian Lender shall maintain a record with respect to Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their  respective maturities.  Each Canadian Lender agrees to provide such records to Canadian
    Borrower at Canadian Borrower’s expense upon request. Drafts drawn by  Canadian Borrower to be accepted as Acceptances shall be signed by a duly authorized officer or officers of Canadian Borrower or by its attorney-in-fact including any attorney-in-fact appointed pursuant to this Section 2.03(f). Canadian Borrower hereby authorizes and requests each Canadian Lender in accordance with each Notice of  Drawing received from Canadian Borrower pursuant to paragraph (c) to take the measures with respect to a Draft or Drafts of Canadian Borrower then in possession of  such Canadian Lender specified in paragraph (c)(iii) of this Section.
    In case any authorized signatory of Canadian Borrower whose signature shall appear on any Draft shall cease to have such authority before the acceptance of  a  Draft with respect to such Draft, the obligations of Canadian Borrower hereunder and under such  Acceptance shall nevertheless be valid for all purposes as if such authority had remained in force until such creation.

(g)    Exculpation. No Canadian Lender shall be responsible or liable for its failure to accept a Draft if the cause of such failure is, in whole or in part, due to the  failure of  Canadian Borrower to provide the Drafts or the power of attorney described in paragraph (f) above to such Canadian Lender on a timely basis nor shall any  Canadian  Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such Draft except loss or improper use arising by  reason of the gross negligence or willful misconduct of such Canadian Lender.

        (h)    Rights of Canadian Lender as to Acceptances. Neither Canadian Agent nor any Canadian Lender shall have any responsibility as to the application  of  the  proceeds by Canadian Borrower of any discount of any Acceptances. For greater certainty, each Canadian Lender may, at any time, purchase
    Acceptances  issued by  Canadian Borrower and may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Acceptances accepted and/or  purchased by it.

           (i)    Acceptance Equivalent Loans. Whenever Canadian Borrower delivers a Notice of Drawing to Canadian Agent under this Agreement requesting
            Canadian  Lenders  to accept Drafts, a Canadian Lender, other than a Schedule I Lender, which cannot or does not accept Drafts (a "Non-Acceptance Canadian
            Lender") shall, in lieu of  accepting Drafts, make an Acceptance Equivalent Loan. On each date on which Drafts are to be accepted, subject to the same terms and conditions applicable to the acceptance of Drafts, any Non-Acceptance Canadian Lender that makes an Acceptance Equivalent Loan, upon delivery by Canadian
            Borrower of an executed Discount  Note payable to the order of such Non-Acceptance Canadian Lender, will remit to Canadian Agent in immediately available funds for the account of Canadian Borrower  the Acceptance equivalent discount proceeds in respect of the Discount Notes issued by Canadian Borrower to the
            Non-Acceptance Canadian Lender. Each Non- Acceptance Canadian Lender may agree, in lieu of receiving any Discount Notes, that such Discount Notes may be uncertificated and the applicable Acceptance Equivalent Loan shall be evidenced by a loan account which such Non-Acceptance Canadian Lender shall maintain in its name, subject to Section 2.12, and reference to  such uncertificated Discount Notes elsewhere in this Agreement shall be deemed to include reference to the relevant Acceptance Equivalent Loan or loan account, as applicable.

               (j)    Terms Applicable to Discount Notes. The term "Acceptance" when used in this Agreement shall be construed to include Discount Notes and all terms of  this Agreement applicable to Acceptances shall apply equally to Discount Notes evidencing Acceptance Equivalent Loans with such changes as may in the context be  necessary (except that no Discount Note may be sold, rediscounted or otherwise disposed of by the Non-Acceptance Canadian Lender making
            Acceptance Equivalent  Loans). For greater certainty:

        (i)    a Discount Note shall mature and be due and payable on the same date as the maturity date for Acceptances specified in the applicable Notice of  Drawing;

           (ii)    an Acceptance Fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the
        Acceptance Fee in  respect of an Acceptance;

               (iii)    a discount applicable to a Discount Note shall be calculated in the same manner and at the Discount Rate that would be applicable to
        Acceptances  accepted by a Lender that is not a Schedule I Lender pursuant to the applicable Notice of Drawing;

              (iv)    an Acceptance Equivalent Loan made by a Non-Acceptance Canadian Lender will be considered to be part of a Non-Acceptance
            Canadian  Lender's outstanding Acceptances for all purposes of this Agreement; and

               (v)    Canadian Borrower shall deliver Discount Notes to each Non-Acceptance Canadian Lender and grants to each Non-Acceptance Canadian
            Lender a  power of  attorney in respect of the completion and execution of Discount Notes, each in accordance with Section 2.03(f).

        (k)    Prepayment of Acceptances and Discount Notes. No Acceptance or Discount Note may be repaid or prepaid prior to the maturity date of such
        Acceptance or  Discount Note, except in accordance with the provisions of Article VIII.

 (l)     Depository Bills and Notes Act. At the option of Canadian Borrower and any Canadian Lender, Acceptances and Discount Notes under this
Agreement to be accepted by such Canadian Lender may be issued in the form of depository bills and depository notes, respectively, for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada). All depository bills and depository notes so issued shall be governed by the Depository Bills and Notes Act (Canada) and the provisions of this Section 2.03.

       (m)   Circumstances Making Acceptances Unavailable. If Canadian Agent or Required Canadian Lenders determines in good faith, which determination shall be  final,  conclusive and binding upon Canadian Borrower, and notifies Canadian Borrower that, by reason of circumstances affecting the money market there is no  market  for Acceptances or the demand for Acceptances is insufficient to allow the sale or trading of the Acceptances created hereunder, then:

                 (i)    the right of Canadian Borrower to request the acceptance and purchase of Acceptances shall be suspended until Canadian Agent or
            Required Canadian  Lenders determines that the circumstances causing such suspension no longer exist and Canadian Agent so notifies Canadian
            Borrower; and

                 (ii)    any Notice of Drawing in respect of an Acceptance which is outstanding shall be cancelled and such notice shall (at the option of
            Canadian  Borrower) be  deemed to be a request for a Borrowing of or conversion to a Canadian Prime Rate Loan in principal amount equal to the Discount
            Proceeds that would have been  payable in respect of the requested Acceptance less the Acceptance Fee that would have been payable in respect thereof.

     Canadian Agent shall promptly notify Canadian Borrower of the suspension of Canadian Borrower's right to request acceptance and purchase of Acceptances and of the termination of any such suspension.

  2.04.     Letters of Credit.

          (a)   The Letter of Credit Commitment.

            (i)     Subject to the terms and conditions set forth herein, (A)  U.S. L/C Issuer and Canadian L/C Issuer agree, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration
        Date, to issue Letters of Credit for the account of U.S. Borrower and Canadian Borrower, respectively, and to amend or extend Letters of Credit previously issued by them, in accordance with  subsection (b) below, and (2) to honor drawings under the Letters of Credit; (B)  U.S. Lenders severally agree to participate in U.S. Letters of Credit issued for the account of  U.S. Borrower and any drawings thereunder; provided that after giving effect to any U.S.
        L/C    Credit Extension with respect to any U.S. Letter of Credit, (x) the Total U.S. Outstandings shall not exceed the lesser of (I) Aggregate U.S. Commitments, or  (II) the U.S. Borrowing Base, (y) the aggregate Outstanding Amount of the U.S. Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Lender's Applicable Percentage of the Outstanding Amount of all U.S. Swing Line
        Loans shall not exceed such U.S. Lender's Commitment, and (z) the Outstanding Amount of the U.S. L/C Obligations shall not exceed the U.S. L/C Sublimit;
        and (C) Canadian Lenders severally agree to participate in Canadian Letters of Credit issued for the account of Canadian Borrower and any drawings thereunder;  provided that after giving effect to any Canadian L/C Credit Extension with respect to any Canadian Letter of Credit, (x) the Total
        Canadian  Outstandings shall not exceed the lesser of (I) the Aggregate Canadian Commitments, or (II) the Canadian Borrowing Base, (y) the aggregate
        Outstanding  Amount of the Canadian Committed Loans of any Canadian Lender, plus such Canadian Lender's Applicable Percentage of the Outstanding
        Amount of all  Canadian L/C Obligations shall not exceed such Canadian Lender's Commitment, and (z) the Outstanding Amount of the Canadian L/C
        Obligations shall not  exceed the Canadian L/C Sublimit. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by  such Borrower that the applicable L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly each Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn  upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, shall constitute U.S. Letters of Credit issued at the  request of U.S. Borrower, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. Any cash collateral held by U.S. L/C Issuer on the Closing Date in respect of the Existing Letters of Credit will be released to U.S. Borrower on the Closing Date.

           (ii)    Neither L/C Issuer shall issue any Letter of Credit, if:

                      A.    subject to Section 2.04(b)(iv), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of  issuance or last extension, unless Required Lenders have approved such expiry date; or

                      B.     the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless, in the case of a U.S. Letter of
                          Credit, all  U.S. Lenders or, in the case of a Canadian Letter of Credit, all Canadian Lenders, have approved such expiry date.

                    (iii)   Neither L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                   A.    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable L/C  Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive
                            (whether or not having the force of law) from any  Governmental Authority with jurisdiction over the applicable L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of  credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction,reserve or capital requirement
                            (for which such L/C Issuer is not herwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such
                            L/C Issuer any  unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;  unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

                       B.   the issuance of such Letter of Credit would violate one or more policies of the applicable L/C Issuer;

              C.   except as otherwise agreed by the applicable Agent and the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

                      D.   any U.S. Letter of Credit is to be denominated in a currency other than U.S. Dollars or any Canadian Letter of Credit is to be denominated in a currency other than U.S. Dollars or Canadian Dollars;

                       E.    a default of any Lender's obligations to fund under Section 2.04(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the applicable L/C Issuer has entered into satisfactory arrangements with the applicable Borrower or such
                           Lender to eliminate such L/C Issuer's risk with respect to such Lender; or

                      F.     unless specifically provided for in this Agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

               (iv)    Neither L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended  form under the terms hereof.

               (v)    Neither L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such  Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of  Credit.

                (vi)    U.S. L/C Issuer shall act on behalf of U.S. Lenders and Canadian L/C Issuer shall act on behalf of Canadian Lenders with respect to any
           Letters of Credit  issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to
           Agents in Article  IX with respect  to any acts taken or omissions suffered by either L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer  Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" or "Agent" as used in Article IX included each L/C Issuer with respect to  such acts or  omissions, and (B) as additionally provided herein with respect to L/C Issuer.

              (b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

               (i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of U.S. Borrower delivered to U.S. L/C Issuer (with a copy to U.S.  Agent) or upon the request of Canadian Borrower delivered to Canadian L/C Issuer (with a copy to Canadian Agent) in the form of a L/C
             Application, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such L/C Application must be received by the applicable
             L/C Issuer and the  applicable Agent  not later than 10:00 A. M. at least two Business Days (or such later date and time as the applicable Agent and the applicable L/C Issuer may agree in a  particular instance  in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.
             In the case of a request for an initial issuance of  a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C
             Issuer: (A) the proposed issuance date of the requested Letter of  Credit (which shall be a Business Day); (B) the amount thereof; (C) in the case of Canadian
             Letters of Credit, whether the Letter of Credit is to be denominated in U.S.  Dollars or  Canadian Dollars, (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in  case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (H) such other matters as the applicable L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the applicable L/C Issuer (A) the
             Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the  nature of the proposed amendment; and
             (D) such other matters as the applicable L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the applicable L/C Issuer and the applicable Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment,  including any
             Issuer  Documents,  as such L/C Issuer or such Agent may reasonably require.

              (ii)    Promptly after receipt of any L/C Application at the address set forth in Section 10.02 for receiving L/C Applications and related correspondence,  the  applicable L/C Issuer will confirm with the applicable Agent (by telephone or in writing) that the applicable Agent has received a copy of such L/C  Application from  the  applicable Borrower and, if not, such L/C Issuer will provide the applicable Agent with a copy thereof. Unless (x) in the case of
            U.S.  Letters of Credit the applicable  L/C  Issuer has received written notice from any U.S. Lender, U.S. Agent or any U.S. Loan Party, or (y) in the case of
            Canadian  Letters of Credit, Canadian L/C Issuer has  received written notice from any Canadian Lender, Canadian Agent or any Canadian Loan Party, in either case at least one Business Day prior to the requested date of  issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article IV shall not then be satisfied, then, subject to the terms and  conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a
            Letter of Credit for the account of Borrower requesting the Letter of Credit or enter into  the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each U.S. Lender, in the case of a U.S.  Letter of Credit, and each Canadian Lender, in the case of a Canadian Letter of Credit, shall be deemed to,  and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable
            Percentage times the amount of such Letter of Credit.

              (iii )    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary  thereof, U.S. L/C Issuer, in the case of a U.S. Letter of Credit, will also deliver to U.S. Borrower and U.S. Agent and Canadian L/C Issuer, in the case
              of a Canadian Letter of   Credit, will also deliver to Canadian Borrower and Canadian Agent a true and complete copy of such Letter of Credit or amendment.

            (iv)     If either Borrower so requests in any applicable L/C Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter  of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of
              Credit must permit the  applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving  prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter  of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, U.S. Lenders, in the case of a U.S. Letter of Credit, and Canadian Lenders, in the case of a  Canadian Letter of Credit, shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the applicable L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof  (by reason of the provisions of clause (ii) or (iii)
              of  Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the  day that is five Business Days before the Non-Extension Notice Date (1) from, in the case of a U.S. Letter of Credit, U.S. Agent that Required Lenders have elected not to  permit such extension or, in the case of a Canadian Letter of Credit, Canadian Agent that Canadian Lenders have elected not to permit such extension or (2) in the case of  a U.S. Letter of
              Credit from U.S. Agent, any U.S. Lender or U.S. Borrower, or in the case of a Canadian Letter of Credit, from Canadian Agent, any Canadian Lender or  Canadian Borrower, that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and directing the applicable L/C Issuer not to permit such  extension.

              (v)    If either Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to  issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder
       (each, an "Auto- Reinstatement Letter of Credit"). Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a  specific request to such  L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, U.S. Lenders, in the  case of a U.S. Letter of Credit, and Canadian Lenders, in the case of a Canadian Letter of Credit, shall be deemed to have authorized (but may not require) the applicable  L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such  Auto-Reinstatement Letter of Credit permits the applicable L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by  giving notice of such non-reinstatement within a specified number of days after such drawing (the "Non-Reinstatement Deadline"), the applicable L/C Issuer shall not  permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non- Reinstatement Deadline (A) in the case of a U.S. Letter of Credit, from
              U.S. Agent that U.S. Required Lenders have elected not to permit such reinstatement, or in the case of a Canadian Letter of Credit, from Canadian Agent that
              Required Canadian Lenders have elected not to permit such reinstatement or (B) in the case of a U.S. Letter of  Credit, from U.S. Agent, any U.S. Lender or U.S.
              Borrower, or, in the case of a Canadian Letter of Credit, from Canadian Agent, any Canadian Lender or Canadian  Borrower, that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes  of this clause) and, in each case, directing the applicable L/C Issuer not to permit such reinstatement.

(c)    Drawings and Reimbursements; Funding of Participations.

                  (i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall, in the case of a  U.S. Letter of Credit, notify U.S. Borrower and U.S. Agent thereof, or, in the case of a Canadian Letter of Credit, notify Canadian
Borrower and Canadian Agent thereof. On the date of any payment by the applicable L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), U.S. Agent shall promptly notify each U.S. Lender, in the case of a U.S. Letter of Credit, or Canadian Agent shall notify each Canadian Lender, in the case of a Canadian Letter of Credit, of the Honor Date, the amount of the drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. On the Honor Date, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans, in the case of a Letter of Credit denominated in U.S. Dollars, or Canadian Prime Loans, in the case of a Letter of Credit denominated in Canadian Dollars, to be disbursed in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or Canadian  Prime Loans, as applicable, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other  than the delivery of a Committed Loan Notice). Any notice given by either L/C Issuer or either Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (ii)     Each applicable Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the applicable Agent for the account of the applicable L/C Issuer at the applicable Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the applicable Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Lender that so makes funds shall be deemed to have made a Base Rate Committed Loan or a Canadian Prime Committed Loan, as applicable, to the applicable Borrower in such amount. The applicable Agent shall remit the funds so received to the applicable L/C Issuer.

                  (iii)    With respect to any Unreimbursed Amount that is not fully refinanced (i) by a Committed Borrowing of Base Rate Loans in the case of a U.S.
               Letter of Credit, or (ii) by a Committed Borrowing of Canadian Prime Loans in the case of a Canadian Letter of Credit because the conditions set forth in
               Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C
               Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Agent for the account of L/C Issuer pursuant to Section 2.03(c)
               (ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

                  (iv)    Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the applicable L/C
            Issuer.

                  (v)    Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under
            Letters  of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the applicable Borrower or any other
            Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in  Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of  Credit, together with interest as provided herein.

                   (vi)    If any Lender fails to make available to U.S. Agent, in the case of a U.S. Letter of Credit, or Canadian Agent, in the case of a Canadian Letter of  Credit, for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
            Section 2.04 (c) by the time specified in Section 2.04(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the applicable
            Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C  Issuer at a rate per annum equal to the greater of (A) the Federal Funds Rate or the Interbank Reference Rate, as applicable, and (B) a rate determined by such L/C  issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the such  L/C Issuer in connection with the foregoing. A certificate of the applicable L/C Issuer submitted to any Lender (through the applicable Agent) with respect to any  amounts owing under this clause (vi) shall be conclusive absent manifest error.

          (d)    Repayment of Participations.

                   (i)    At any time after either L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C
            Advance in respect of such payment in accordance with Section 2.04(c), if the applicable Agent receives for the account of such L/C Issuer any payment in respect  of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash
            Collateral applied  thereto by the applicable Agent), the applicable Agent will distribute to such Lender its Applicable Percentage thereof (appropriately
            adjusted, in the case of   interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by Agent.

                   (ii)    If any payment received by an Agent for the account of a L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each U.S. Lender, in the case of a  U.S. Letter of Credit, and each Canadian Lender, in the case of a Canadian Letter of Credit, shall pay to the applicable Agent for the account of the applicable  L/C  Issuer its Applicable Percentage thereof on demand of such Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate or the Interbank Reference Rate, as applicable, from time to time in effect. The obligations of  Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

     (e)     Obligations Absolute. The obligation of a Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each  L/C  Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the  following:

                    (i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii)    the existence of any claim, counterclaim, setoff, defense or other right that such Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                 (iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                (iv)    any payment by a L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by a L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-        in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of  Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                (v)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any Subsidiary.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will immediately notify the applicable L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f)    Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, Agents, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, Agents, any of their respective Related Parties nor any correspondent, participant or assignee of a L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and L/C Issuers shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g)    Cash Collateral. Upon the request of U.S. Agent, in the case of a U.S. Letter of Credit, or Canadian Agent, in the case of a Canadian Letter of Credit, (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, U.S. Borrower, in the case of a U.S. Letter of Credit, or Canadian Borrower, in the case of a Canadian Letter of Credit, shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.06 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the applicable Agent, for the benefit of the applicable L/C Issuer and the applicable Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the applicable Agent and the applicable L/C Issuer (which documents are hereby consented to by the applicable Lenders). Derivatives of such term have corresponding meanings. U.S. Borrower hereby grants to U.S. Agent, for the benefit of U.S. L/C Issuer and U.S. Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or Bank of America Canada, as applicable. All amounts of cash or deposit account balances under this clause (g), to the extent not applied to the Obligations in accordance with the terms of this Agreement, shall be returned to the applicable Borrower within three (3) Business Days after all L/C Borrowings of such Borrower have been paid, all Events of Default shall have been waived or cured and such Borrower has provided a written request for the return of such funds.

             (h)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

               (i)     L/C Fees. U.S. Borrower shall pay to U.S. Agent for the account of each U.S. Lender, and Canadian Borrower shall pay to Canadian Agent for the account of each Canadian Lender, in accordance with its Applicable Percentage a Letter of Credit fee (the "L/C Fee") (i) for each commercial Letter of Credit equal to the Applicable Rate timesthe daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. L/C Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.

          (j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. Each Borrower shall pay directly to L/C Issuers for their own respective accounts a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Agent Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the applicable Borrower and the applicable L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment,and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Agent Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, each Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

               (k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

                (l)     Letters of Credit Issued for Subsidiaries. Notwithstanding that a U.S. Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, U.S. Borrower shall be obligated to reimburse U.S. L/C Issuer hereunder for any and all drawings under such U.S. Letter of Credit. U.S. Borrower hereby acknowledges that the issuance of U.S. Letters of Credit for the account of Subsidiaries inures to the benefit of U.S. Borrower, and that U.S. Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

        2.05.    U.S. Swing Line Loans.

       (a)   The U.S. Swing Line. Subject to the terms and conditions set forth herein, U.S. Swing Line Lender agrees, in reliance upon the agreements of the other
U.S. Lenders set forth in this Section 2.05, to make loans (each such loan, a "U.S. Swing Line Loan") to U.S. Borrower from time to time on any U.S. Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of U.S. Committed Loans and U.S. L/C Obligations of U.S. Lender acting as U.S. Swing Line Lender, may exceed the amount of such U.S. Lender's Commitment; provided, however, that after giving effect to any U.S. Swing Line Loan, (i) the Total U.S. Outstandings shall not exceed the lesser of (x) the Aggregate U.S. Commitments or (y) the U.S. Borrowing Base, and (ii) the aggregate Outstanding Amount of the U.S. Committed Loans of any U.S. Lender, plus such U.S. Lender's Applicable Percentage of the Outstanding Amount of all U.S. L/C Obligations, plus such U.S. Lender's Applicable Percentage of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such U.S. Lender's U.S. Commitment, and provided, further, that U.S. Borrower shall not use the proceeds of any U.S. Swing Ling Loan to refinance any outstanding U.S. Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, U.S. Borrower may borrow under this Section 2.05, prepay under Section 2.06 and reborrow under this Section 2.05. Each U.S. Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a U.S. Swing Line Loan, each U.S. Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such U.S. Lender's Applicable Percentage times the amount of such U.S. Swing Line Loan.

(b)    Borrowing Procedures. Each U.S. Swing Line Borrowing shall be made upon U.S. Borrower's irrevocable written Swing Line Loan Notice to U.S. Swing
Line Lender and U.S. Agent, which may be given by facsimile. Each such written Swing Line Loan Notice must be received by U.S. Swing Line Lender and U.S. Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a U.S. Business Day. Each such written Swing Line Loan Notice must be appropriately completed and signed by a Responsible Officer of U.S. Borrower. Promptly after receipt by U.S. Swing Line Lender of any Swing Line Loan Notice, U.S. Swing Line Lender will confirm with U.S. Agent (by telephone or in writing) that U.S. Agent has also received such Swing Line Loan Notice and, if not, U.S. Swing Line Lender will notify U.S. Agent (by telephone or in writing) of the contents thereof. Unless U.S. Swing
Line Lender has received notice (by telephone or in writing) from U.S. Agent (including at the request of any U.S. Lender) prior to 2:00 p.m. on the date of the proposed U.S.
Swing Line Borrowing (A) directing U.S. Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of
Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, U.S. Swing
Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its U.S. Swing Line Loan available to U.S.
Borrower at its office by crediting the account of U.S. Borrower on the books of U.S. Swing Line Lender in immediately available funds. U.S. Lenders agree that U.S. Swing
Line Lender may agree to modify the borrowing procedures used in connection with the U.S. Swing Line in its discretion and without affecting any of the obligations of U.S.
Lenders hereunder other than notifying U.S. Agent of a Swing Line Loan Notice.

      (c)    Refinancing of U.S. Swing Line Loans.

        (i)    U.S. Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of U.S. Borrower (which hereby irrevocably   authorizes U.S.  Swing Line Lender to so request on its behalf), that each U.S. Lender make a Base Rate Committed Loan in an amount equal to such  U.S.  Lender's Applicable  Percentage of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request  shall be deemed to be a Committed  Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and  multiples  specified therein for the  principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in   Section 4.02. U.S. Swing Line  Lender shall furnish U.S. Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to U.S.  Agent. Each U.S. Lender shall  make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to U.S. Agent in  immediately available funds for  the account of U.S. Swing Line Lender at U.S. Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan  Notice, whereupon, subject to  Section 2.05(c)(ii), each U.S. Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to U.S.  Borrower in such amount. U.S.  Agent shall remit the funds so received to U.S. Swing Line Lender.

        (ii)    If for any reason any U.S. Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.05(c)(i),  the request for  Base Rate Committed Loans submitted by U.S. Swing Line Lender as set forth herein shall be deemed to be a request by U.S. Swing Line Lender that   each of the U.S.  Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each U.S. Lender's payment to U.S. Agent for the account of U.S. Swing   Line Lender  pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

       (iii)     If any U.S. Lender fails to make available to U.S. Agent for the account of U.S. Swing Line Lender any amount required to be paid by such U.S. Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), U.S. Swing Line Lender shall be entitled to recover from such U.S. Lender (acting through U.S. Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to U.S. Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by U.S. Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by U.S. Swing Line Lender in connection with the foregoing. A certificate of U.S. Swing Line Lender submitted to any U.S. Lender (through U.S. Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

       (iv)    Each U.S. Lender's obligation to make U.S. Committed Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such U.S. Lender may have against U.S. Swing Line Lender, U.S. Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each U.S. Lender's obligation to make U.S. Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of U.S. Borrower to repay U.S. Swing Line Loans, together with interest as provided herein.

      (d)     Repayment of Participations.

               (i)    At any time after any U.S. Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if U.S. Swing Line Lender
      receives any payment  on account of such U.S. Swing Line Loan, U.S. Swing Line Lender will distribute to such U.S. Lender its Applicable Percentage of such payment  (appropriately  adjusted, in the case of interest payments, to reflect the period of time during which such U.S. Lender's risk participation was funded)
         in the same funds as those  received by U.S. Swing Line Lender.

                  (ii)    If any payment received by U.S. Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by U.S. Swing  Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by U.S. Swing
        Line Lender in its discretion),  each U.S. Lender shall pay to U.S. Swing Line Lender its Applicable Percentage thereof on demand of U.S. Agent, plus interest thereon from the date of such demand to  the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. U.S. Agent will make such demand upon the request of U.S. Swing Line Lender.  The obligations of U.S. Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

      (e)    Interest for Account of U.S. Swing Line Lender. U.S. Swing Line Lender shall be responsible for invoicing U.S. Borrower for interest on the U.S. wing
Line Loans. Until each U.S. Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.05 to refinance such U.S. Lender's Applicable
Percentage of any U.S. Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of U.S. Swing Line Lender.

             (f)    Payments Directly to U.S. Swing Line Lender. U.S. Borrower shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to  U.S. Swing Line Lender.

2.06.    Prepayments.

      (a)    Borrowers may, upon notice to U.S. Agent, in the case of U.S. Committed Loans, or to Canadian Agent, in the case of Canadian Committed Loans, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the applicable
Agent not later than 10:00 A. M. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed
Loans or Canadian Prime Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof;
(iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of U.S. $500,000 or a whole multiple of $100,000 in excess thereof and (iv) any prepayment of
CanadianPrime Committed Loans shall be in a principal amount of Cdn. $500,000 or a whole multiple of Cdn. $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and the Type(s) of Committed Loans to
be prepaid. U.S. Agent, in the case of prepayment of U.S. Committed Loans, and Canadian Agent, in the case of prepayment of Canadian Committed Loans (other than
Acceptances or Discount Notes), will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the applicable Lenders in accordance with their respective Applicable Percentages.

      (b)    U.S. Borrower may, upon notice to U.S. Swing Line Lender (with a copy to U.S. Agent), at any time or from time to time, voluntarily prepay U.S. Swing
Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the U.S. Swing Line Lender and U.S. Agent not later than 1:00
p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of U.S. $100,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by U.S. Borrower, U.S. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

      (c)    If for any reason the Total U.S. Outstandings at any time exceed the lesser of (i) the Aggregate U.S. Commitments then in effect, or (ii) the U.S.
Borrowing Base, U.S. Borrower shall immediately prepay U.S. Loans and/or Cash Collateralize the U.S. L/C Obligations in an aggregate amount equal to such excess; provided, however, that U.S. Borrower shall not be required to Cash Collateralize the U.S. L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the U.S.
Loans the Total U.S. Outstandings exceed the lesser of (i) the Aggregate U.S. Commitments then in effect or (ii) the U.S. Borrowing Base. If for any reason the Total Canadian
Outstandings at any time exceed the lesser of (i) the Aggregate Canadian Commitments then in effect or (ii) the Canadian Borrowing Base, Canadian Borrower shall immediately prepay Canadian Loans and/or Cash Collateralize the Canadian L/C Obligations in an aggregate amount equal to such excess; provided, however, that Canadian
Borrower shall not be required to Cash Collateralize the Canadian L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Canadian Loans the Total Canadian Outstandings exceed the lesser of (i) the Aggregate Canadian Commitments then in effect or (ii) the Canadian Borrowing Base.

2.07.    Termination or Reduction of Commitments. U.S. Borrower may, upon notice to U.S. Agent and Canadian Borrower may, upon notice to Canadian Agent, terminate the Aggregate U.S. Commitments, or the Aggregate Canadian Commitments, as the case may be, or from time to time permanently reduce the Aggregate U.S. Commitments, or the Aggregate Canadian Commitments, as the case may be; provided that (i) any such notice shall be received by the applicable Agent not later than 10:00 A. M. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) Borrowers shall not terminate or reduce the Aggregate U.S. Commitments or the Aggregate Canadian Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total U.S. Outstandings would exceed the Aggregate U.S. Commitments, or the Total Canadian Outstandings would exceed the Aggregate Canadian Commitments, (iv) if, after giving effect to any reduction of the Aggregate U.S. Commitments, the U.S. L/C Sublimit or the U.S. Swing Line Sublimit exceeds the amount of the Aggregate U.S. Commitments, such Sublimit shall be automatically reduced by the amount of such excess; and (v) if, after giving effect to any reduction of the Aggregate Canadian Commitments, the Canadian L/C Sublimit exceeds the amount of the Aggregate Canadian Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The applicable Agent will promptly notify the applicable Lenders of any such notice of termination or reduction of the Aggregate U.S. Commitments or the Aggregate Canadian Commitments. Any reduction of the Aggregate U.S. Commitments shall be applied to the U.S. Commitment of each U.S. Lender according to its Applicable Percentage and any reduction of the Aggregate Canadian Commitments shall be applied to the Canadian Commitment of each Canadian Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate U.S. Commitments or the Aggregate Canadian Commitments, as the case may be, shall be paid on the effective date of such termination.

    2.08.    Repayment of Loans.

         (a)    Each Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding to such Borrower on such date.

       (b)    U.S. Borrower shall repay to U.S. Swing Line Lender each U.S. Swing Line Loan on the earlier to occur of (i) demand by U.S. Swing Line Lender and
(ii) the Maturity Date.

    2.09.    Interest.

           (a)    Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest  Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on  the  outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; (iii) each U.S. Swing Line Loan shall bear interest on  the  outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iv) each Canadian Prime
    Committed  Loan  shall  bear  interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Canadian Prime Rate.

         (b)     (i)  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or  otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

             (ii)     If any amount (other than principal of any Loan) payable by either Borrower under any Loan Document is not paid when due (without regard to any  applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of Required Lenders, such amount shall thereafter bear interest at a  fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                (iii)     Upon the request of Required Lenders, while any Event of Default exists, Borrowers shall pay interest on the principal amount of all outstanding  Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

               (iv)     Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

           (c)     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be
   specified   herein.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

   2.10.     Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.04:

         (a)    Commitment Fee. U.S. Borrower shall pay to U.S. Agent for the account of each U.S. Lender in accordance with its Applicable Percentage, a commitment  fee equal to  the Applicable Rate times the actual daily amount by which the Aggregate U.S. Commitments exceed the sum of (i) the Outstanding Amount of
    U.S. Committed  Loans and  (ii) the Outstanding Amount of U.S. L/C Obligations. Canadian Borrower shall pay to Canadian Agent for the account of each Canadian Lender
    in accordance with its   Applicable Percentage, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Canadian Commitments exceed the sum of (i) the  Outstanding Amount of Canadian Committed Loans and (ii) the Outstanding Amount of Canadian L/C Obligations. The commitment fees shall accrue at all times during  the  Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last  Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on
    the Maturity Date. The commitment   fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and  multiplied by  the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of computing the commitment fee, U.S.  Swing Line  Loans shall not be counted towards or considered usage of the Aggregate U.S. Commitments.

        (b)    Agent's Fees. U.S. Borrower shall pay to U.S. Agent for Agent's own account, fees in the amounts and at the times specified in the letter agreement, dated June 1,  2005 (the "Agent Fee Letter"), between U.S. Borrower and U.S. Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

         (c)     Lenders' Upfront Fee. On the Closing Date, U.S. Borrower shall pay to U.S. Agent, for the account of each U.S. Lender in accordance with their respective  Applicable Percentages, an upfront fee in an amount equal to 0.20% of the Aggregate U.S. Commitments. On the Closing Date, Canadian Borrower shall pay  to  Canadian  Agent, for the account of each Canadian Lender in accordance with their Applicable Percentages, an upfront fee in an amount equal to 0.20% of the
     Aggregate Canadian  Commitments. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each  Lender is solely for its own account and is nonrefundable for any reason whatsoever.

        (d)    Acceptance Fees. Canadian Borrower agrees to pay to each Canadian Lender a fee (the "Acceptance Fee") in advance, at a rate per annum equal to the
    Applicable  Rate, on the date of acceptance of each Acceptance. All Acceptance Fees shall be calculated on the face amount of the Acceptance issued and computed on the basis of the  actual number of days in the term thereof and a year of 365 or 366 days, as the case may be, and shall be payable in Canadian Dollars. The Acceptance Fee shall be in addition  to any other fees payable to each Canadian Lender in connection with the issuance or discounting of such Acceptance.

    2.11    Computation of Interest and Fees.

            (a)    All computations of interest for Canadian Prime Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a
    Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to
    Section 2.13(a), bear interest for one day. Each determination by either Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (b)    With respect to Canadian Loans and fees relating thereto, unless otherwise stated herein, wherever reference is made to a rate of interest "per annum"
    or a similar expression, such interest shall be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and shall not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.

            (c)    For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid with respect to Canadian Loans or fees relating thereto is  to  be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant  to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by  either 360 or such other period of time, as the case may be.

    2.12.    Evidence of Debt.

        (a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the applicable
    Agent in the  ordinary course of business. The accounts or records maintained by each Agent and each Lender shall be conclusive absent manifest error of the amount of the
    Credit  Extensions made by Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of any Agent in respect of such matters, the accounts and records of such Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the applicable Agent, the applicable Borrower shall execute and deliver to such Lender (through the applicable Agent) a Note,  which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

        (b)    In addition to the accounts and records referred to in subsection (a), each Lender and each Agent shall maintain in accordance with its usual practice accounts or  records evidencing the purchases and sales by such Lender of participations in Letters of Credit and U.S. Swing Line Loans. In the event of any conflict between the accounts and records maintained by any Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of such Agent shall control in the absence of manifest error.

    2.13.    Payments Generally; Agent's Clawback.

        (a)    General. All payments to be made by each Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.
    Except as otherwise expressly provided herein, all payments by Borrowers hereunder shall be made to the applicable Agent, for the account of the respective Lenders to which such  payment is owed, at the applicable Agent's Office in U.S. Dollars, in the case of U.S. Borrower, or U.S. Dollars or Canadian Dollars, as the case may be, in the case of
    Canadian Borrower and in immediately available funds not later than 11:00 A. M. on the date specified herein. U.S. Agent will promptly distribute to each U.S. Lender and
    Canadian Agent shall distribute to each Canadian Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by either Agent after 11:00 A. M. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by either Borrower shall come due on a day other than a U.S. Business Day, in the case of U.S.
    Borrower, or a Canadian Business Day, in the case of Canadian Borrower, payment shall be made on the next following U.S. Business Day or Canadian Business Day, as the case may be, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (i)    Funding by Lenders; Presumption by Agents. Unless the applicable Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans or Canadian Prime Loans,
            prior to 11:00 A. M. on the date of such Committed Borrowing) that such Lender will not make available to the applicable Agent such Lender's share of such Committed Borrowing, the applicable Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans or Canadian Prime Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the applicable Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the applicable Agent forthwith on demand such corresponding amount in immediately available funds with interest  thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the applicable Agent, at (A) in the case of a payment to be made by such U.S. Lender, the greater of the Federal Funds Rate and a rate determined by U.S. Agent in accordance with banking industry rules on interbank compensation, plus any administrative,  processing or similar fees customarily charged by U.S. Agent in connection with the foregoing; (B) in the case of a payment to be made by such Canadian Lender, the Federal Funds Rate or the Interbank Reference
            Rate, as  applicable, plus any administrative, processing or similar fees customarily charged by Canadian Agent in  connection with the foregoing, (C) in the case of a payment to be made by U.S. Borrower, in lieu of the rate applicable pursuant to Section 2.09, the interest rate applicable to Base Rate Loans, and (D) in the case of a payment to be made by Canadian Borrower, in lieu of the rate applicable pursuant to Section 2.09, the interest  rate applicable to Canadian Prime
            Loans in the case of Canadian Loans denominated in Canadian Dollars, or the interest rate applicable to Base Rate Loans in the case of Canadian Loans denominated in U.S. Dollars. If the applicable Borrower and the applicable Lender shall pay such interest to the applicable Agent for the same or anoverlapping period, the applicable Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrower for such period. If such  Lender pays its share of the applicable Committed Borrowing to the applicable Agent, then the amount so paid shall constitute such Lender's Committed
            Loan included  in such Committed Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim such Borrower may have against such Lender that shall  have failed to make such payment to the applicable Agent.

             (ii)    Payments by a Borrower; Presumptions by Agents. Unless the applicable Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to such Agent for the account of the applicable Lenders or the applicable L/C Issuer hereunder that such
            Borrower will not make such  payment, such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the such Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such  payment, then each of the applicable Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the applicable Agent forthwith on demand the amount so distributed to such  Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Agent, (i) in the case of payments to U.S. Agent, at the greater of the Federal Funds Rate and a rate determined by U.S. Agent in accordance with banking industry rules on interbank  compensation, or (ii) in the case of payments to Canadian Agent the Federal Funds Rate or the Interbank Reference Rate, as applicable. A notice of the applicable Agent to any Lender or the applicable Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (b)   Failure to Satisfy Conditions Precedent. If any Lender makes available to the applicable Agent funds for any Loan to be made by such Lender as rovided in the  foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the applicable Agent because the conditions to the applicable  Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Agent shall return such funds (in like funds as received from such  Lender) to such Lender, without interest.

            (c)    Obligations of Lenders Several. The obligations of U.S. Lenders hereunder to make U.S. Committed Loans, to fund participations in U.S. Letters of
     Credit  and U.S.  Swing Line Loans and to make payments under Section 10.04(c) are several and not joint. The obligations of Canadian Lenders hereunder to make Canadian
    Committed Loans,  to fund participations in Canadian Letters of Credit and to make payments under Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed  Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender
    of   its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, purchase its participation or to make  its payment under Section 10.04(c).

            (d)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a  representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

    2.14.    Sharing of Payments.

        (a)    U.S. Lenders. If any U.S. Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or  interest on any of the U.S. Committed Loans made by it, or the participations in U.S. L/C Obligations or in U.S. Swing Line Loans held by it resulting in such U.S. Lender's receiving payment of a proportion of the aggregate amount of such U.S. Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the U.S. Lender receiving such greater proportion shall (a) notify U.S. Agent of such fact, and (b) purchase (for cash at face value) participations in the U.S. Committed  Loans and subparticipations in U.S. L/C Obligations and U.S. Swing Line Loans of the other U.S. Lenders, or make such other adjustments as shall be equitable, so that the  benefit of all such payments shall be shared by U.S. Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective U.S.  Committed Loans and other amounts owing them, provided that:

                   (i )    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or  subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

              (ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by U.S. Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a U.S. Lender as consideration for the assignment of or sale of a participation in any of its
            U.S. Committed Loans or  subparticipations in U.S. L/C Obligations or U.S. Swing Line Loans to any assignee or participant, other than to U.S. Borrower or any  Subsidiary thereof (as to which  the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any U.S. Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          (b)    Canadian Lenders. If any Canadian Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Canadian Committed Loans made by it, or the participations in Canadian L/C Obligations or Obligations in respect of Acceptances held by it  resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Canadian Committed Loans or participations and accrued interest thereon greater than its  pro rata share thereof as provided herein, then the Canadian Lender receiving such greater proportion shall (a) notify Canadian Agent of such fact, and
    (b) purchase (for cash at face value) participations in the Canadian Committed Loans and subparticipations in Canadian L/C Obligations and Obligations in respect of
    Acceptances of the other Canadian Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Canadian
    Lenders ratably in accordance  with the aggregate amount of principal of and accrued interest on their respective Canadian Committed Loans and other amounts owing them, provided that:

              (i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or  subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

              (ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by Canadian Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Canadian Lender as consideration for the assignment of or sale of a participation in any of its Canadian  Committed Loans or subparticipations in Canadian L/C Obligations or in Acceptance Obligations to any assignee or participant, other than to Canadian Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Canadian Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          (c)    Canadian Lenders. If any Canadian Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or  interest on any of the Canadian Committed Loans made by it, or the participations in Canadian L/C Obligations or Obligations in respect of Acceptances held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Canadian Committed Loans or participations and accrued interest thereon greater than its  pro rata share thereof as provided herein, then the Canadian Lender receiving such greater proportion shall (a) notify Canadian Agent of such fact, and (b) purchase (for cash at face value) participations in the Canadian Committed Loans and subparticipations in Canadian L/C Obligations and Obligations in respect of
    Acceptances of the other Canadian Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Canadian
    Lenders ratably in accordance wth the aggregate amount of principal of and accrued interest on their respective Canadian Committed Loans and other amounts owing them, provided that:

                    (i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

               (ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by Canadian Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Canadian Lender as consideration for the assignment of or sale of a participation in any of its Canadian  Committed Loans or subparticipations in Canadian L/C Obligations or in Acceptance Obligations to any assignee or participant, other than to Canadian Borrower or  any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Canadian Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE  III

TAXES, YIELD PROTECTION AND ILLEGALITY

    3.01.    Taxes.

        (a)    Payments Free of Taxes. Any and all payments by either Borrower to or on account of any obligation of either Borrower hereunder or under any other
    Loan  Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if either Borrower shall be required by  any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then, (i) the sum payable shall be increased as necessary so that after  making all required deductions (including deductions applicable to additional sums payable under this Section), the applicable Agent, Lender or L/C Issuer, as the case may  be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Borrower shall make such deductions, and
    (iii) the applicable Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b)    Payment of Other Taxes by Borrowers. Without limiting the provisions of subsection (a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c)    Indemnification by Borrowers. Each Borrower shall indemnify each Agent, each Lender and each L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
    Section)  paid by such Agent, such Lender or such L/C Issuer, as the case may be, on or with respect to any payment by or on account of any obligation of either Borrower hereunder and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed  or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a
    Lender or a L/C Issuer  (with a copy to the applicable Agent), or by the applicable Agent on its own behalf or on behalf of a Lender or a L/C Issuer, shall be conclusive absent manifest error.  Notwithstanding the foregoing, no Borrower shall be required to make any payments or reimburse any Agent, any Lender or any L/C Issuer under this Section
    3.01 with respect  to any Taxes, Other Taxes or other amounts imposed on and paid by such Agent, such Lender or such L/C Issuer more than nine (9) months before the date in which a request  for payment or reimbursement is delivered to such Borrower (except that, if the Taxes or Other Taxes giving rise to such payment or reimbursement is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

        (d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such
    Borrower shall deliver to the applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Agent.

       (e)    Status of U.S. Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which
    U.S.  Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to U.S. Borrower (with a copy to U.S. Agent), at the time or times prescribed by applicable law or reasonably requested by U.S. Borrower or U.S. Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any U.S. Lender, if requested by U.S. Borrower or U.S. Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by U.S.
    Borrower or U.S. Agent as will enable U.S. Borrower or U.S. Agent to determine whether or not such U.S. Lender is subject to backup withholding or information reporting  requirements.

     Without limiting the generality of the foregoing, in the event that U.S. Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to U.S. Borrower and U.S. Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a U.S. Lender under this Agreement (and from time to time thereafter upon the request of U.S. Borrower or U.S. Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

                    (i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the
            United States is a party,

               (ii)    duly completed copies of Internal Revenue Service Form W-8ECI,

               (iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x)
             a certificate to the effect that  such Foreign Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of
            U.S. Borrower within the meaning of  Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and  (y) duly completed copies  of  Internal Revenue Service Form W-8BEN, or

               (iv)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed  together with such supplementary documentation as may be prescribed by applicable law to permit U.S. Borrower to determine the withholding or deduction required to  be made.

        (f)    Treatment of Certain Refunds. If an Agent, any Lender or a L/C Issuer determines, in its sole discretion, that it has received a refund or credit of any
    Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this
    Section with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the applicable Agent, such Lender or the applicable L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit), provided that such Borrower, upon the request of the applicable Agent, such Lender or the applicable L/C Issuer, agrees to repay the amount paid over to such Borrower
    (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Agent, such Lender or the applicable L/C Issuer in the event the applicable Agent, such Lender or the applicable L/C Issuer is required to repay such refund or credit to such Governmental Authority. This subsection shall not be construed to require either Agent, any Lender or either L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

    3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars in the London interbank market, then, on notice thereof by such Lender to the applicable Borrower through the applicable Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the applicable Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the applicable Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.

    3.03.    Inability to Determine Rates. If an Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) U.S. Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the applicable Agent will promptly so notify Borrowers and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the applicable Agent (upon the instruction of Required Lenders) revokes such notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

    3.04.    Increased Costs.

            (a)    Increased Costs Generally. If any Change in Law shall:

               (i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or any
            L/C Issuer;

               (ii)    subject any Lender or any L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of  Credit or  any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes  or Other  Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or L/C Issuer); or

               (iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or
            Eurodollar Rate  Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, U.S. Borrower (if such Lender or L/C Issuer is a U.S. Lender or U.S. L/C Issuer) or Canadian Borrower (if such Lender or L/C Issuer is a Canadian Lender or Canadian L/C Issuer) will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending  Office of such Lender or such Lender's or such L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return  on such Lender's or such L/C Issuer's capital or on the capital of such Lender's or such L/C Issuer's holding company, if any, as a consequence of this
    Agreement, the  Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C
    Issuer, to a level  below that which such Lender or such L/C Issuer or such Lender's or such L/C Issuer's holding company could have achieved but for such Change in Law
    (taking into consideration such Lender's or such L/C Issuer's policies and the policies of such Lender's or such L/C Issuer's holding company with respect to capital adequacy), then from time to time U.S. Borrower (if such Lender or L/C Issuer is a U.S. Lender or U.S. L/C Issuer) or Canadian Borrower (if such Lender or L/C Issuer is a
    Canadian Lender or  Canadian L/C Issuer) will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or  such Lender's or such L/C Issuer's holding company for any such reduction suffered.

                (c)    Certificates for Reimbursement. A certificate of a Lender or a L/C Issuer setting forth the amount or amounts necessary to compensate such
    Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the applicable Borrower shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after  receipt thereof.

             (d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section  shall not constitute a waiver of such Lender's or such L/C Issuer's right to demand such compensation, provided that no Borrower shall be required to compensate a  Lender or a L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such  Lender or such L/C Issuer, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or  such L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine- month period referred to above shall be extended to include the period of retroactive effect thereof).

    3.05.    Compensation for Losses. Upon demand of any Lender (with a copy to the applicable Agent) from time to time, U.S. Borrower (in the case of a U.S. Committed Loan) or Canadian Borrower (in the case of a Canadian Committed Loan) shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

             (a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

              (b)    any failure by the applicable Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or Canadian Prime Rate Loan on the date or in the amount notified by Borrower; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. Notwithstanding the foregoing, no Borrower shall be required to make any payments or reimburse any Lender under this Section 3.05 with respect to any loss, cost or expense incurred by and known to such Lender more than nine (9) months before the date on which a request for payment or reimbursement is delivered to such Borrower. For purposes of calculating amounts payable by the applicable Borrower to Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the
    Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

    3.06.    Mitigation Obligations. If any Lender requests compensation under Section 3.04, or either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

   3.07.    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender gives notice pursuant to Section 3.02 with respect to an occurrence or state of affairs not applicable to all Lenders, the applicable Borrower may replace such Lender in accordance with Section 10.13.

   3.08    Survival. All of Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

   4.01    Conditions of Initial Credit Extension. The obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

          (a)    Agents' receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the
    Closing Date) and each in form and substance satisfactory to Agents and each of the Lenders:

                    (i)    executed counterparts of this Agreement, all Collateral Documents, the Subsidiary Guarantee and the Parent Guarantee, sufficient in number for  distribution to Agents, each Lender and Borrowers;

                    (ii)    a Note executed by the applicable Borrower in favor of each Lender requesting a Note;

                    (iii)    such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each
            Loan Party as  Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with  this Agreement and the other Loan Documents to which such Loan Party is a party;

                    (iv)    such documents and certifications as Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction listed on the Schedule of Documents prepared by Agents' counsel in connection with this Agreement;

                       (v)    a favorable opinion of United States and Canadian counsel to the Loan Parties acceptable to Agents addressed to the applicable
            Agent and  each applicable Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to
            Agents;

                       (vi)    a certificate of a Responsible Officer of each Loan Party either (A) stating that all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party have been obtained and are in full force and effect and attaching to such certificate a listing of all such consents, licenses and approvals, or (B) stating that no such consents, licenses or approvals are so required;

                       (vii)    a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b)
            have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (viii)    evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                    (ix)    a duly completed Compliance Certificate as of the last day of the fiscal quarter of U.S. Borrower ended March 31, 2005, signed by a
            Responsible Officer of U.S.   Borrower;

                       (x)    evidence that the GECC Securitization Documents (as defined in the Collateral Agency and Intercreditor Agreement) have been or concurrently with the Closing Date are being terminated;

                       (xi)     evidence that all commitments under the credit facilities documents dated July 14, 2004, as amended, between Canadian Borrower and
            The Bank of Nova Scotia (the "Existing Credit Facilities Agreement") have been or concurrently with the Closing Date are being terminated, and all outstanding amounts thereunder paid in full and all Liens securing obligations under the Existing Credit Facilities Agreement have been or concurrently with the
            Closing Date are being released;

                       (xii)    a termination agreement between Bank of America and U.S. Borrower with respect to the reimbursement agreements for the Existing
            Letters of Credit;

                       (xiii)    Borrowing Base Certificates of each Borrower dated as of May 31, 2005; and

                       (xiv)    such other assurances, certificates, documents, consents or opinions as Agents, L/C Issuers, U.S. Swing Line Lender or Required
            Lenders reasonably may require.

            (b)     Any fees required to be paid on or before the Closing Date shall have been paid.

       (c) Borrowers shall have paid all fees, charges and disbursements of counsel to Agents to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrowers and Agents).

       (d) The Closing Date shall have occurred on or before August 15, 2005.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

   4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

           (a)    The representations and warranties of Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of  Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (b) and (a), respectively, of  Section 6.06.

           (b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

           (c)    The applicable Agent and, if applicable, the applicable L/C Issuer or U.S. Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant to Agents and Lenders that:

    5.01.      Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

    5.02   Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except, in the cases of clauses (b) and (c), as could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

    5.03    Governmental Authorization; Other Consents.No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except those that either (a) have been obtained and are in full force and effect, or (b) are not required to be obtained or made prior to the date this representation or warranty is made.

    5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

    5.05    Financial Statements; No Material Adverse Effect; No Internal Control Event.

           (a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of U.S. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted
    therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of U.S. Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

           (b)    The unaudited consolidated balance sheets of U.S. Borrower and its Subsidiaries dated March 31, 2005, and the related consolidated statements of income or  operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of U.S. Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-
    end audit adjustments.

          (c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could  reasonably be expected to have a Material Adverse Effect.

           (d)    Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

    5.06.    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrowers after, in the case of the representation and warranty under this Section 5.06 as of the Closing Date only, due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against either Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, and there has been no material adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.

    5.07.    No Default. Neither of either Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

    5.08.    Ownership of Property; Liens. Each of each Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.04.

    5.09.    Environmental Compliance. Each Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

    5.10.    Insurance. The properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of either Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Subsidiary operates.

    5.11.    Taxes. Each Borrower and its Subsidiaries have filed all Federal, state, provincial, and other material tax returns and reports required to be filed, and have paid all Federal, state, provincial, and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against either Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

    5.12.    ERISA Compliance.

            (a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of U.S. Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. U.S.
    Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b)    There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c)    (i)  No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243of ERISA with respect to a Multiemployer Plan; and
    (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, in each case referred to in clauses (i) through (v) to the extent such occurrence could not reasonably be expected to have a Material Adverse Effect.

    5.13.    Subsidiaries. As of the Closing Date, U.S. Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable (to the extent applicable) and are owned by a Loan Party in the amounts specified on Part (a) ofSchedule 5.13 free and clear of all Liens, except Liens arising under the Collateral Documents and as set forth on Part (a) of Schedule 5.13. U.S. Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13. All of the outstanding Equity Interests in U.S. Borrower have been validly issued and are fully paid and nonassessable.

    5.14.    Margin Regulations; Investment Company Act; Public Utility Holding Company Act.

            (a)    Neither Borrower is engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock
    (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

            (b)    None of either Borrower, any Person Controlling any Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of
    1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

    5.15.    Disclosure. Each Borrower has disclosed to Agents and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or, to the best knowledge of such Loan Party, on behalf of any Loan Party to Agents or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

    5.16.    Compliance with Laws. Each of each Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

    5.17.    Intellectual Property; Licenses, Etc. Each Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrowers or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

    5.18.    Compliance with Other Senior Debt Documents. As of the Closing Date the incurrence of the Obligations is in full compliance with the Credit Documents (as defined in the Collateral Agency and Intercreditor Agreement) and the Collateral Agency and Intercreditor Agreement and the U.S. Obligations of U.S. Borrower shall constitute "Additional Future Debt" for purposes of the Collateral Agreement and Intercreditor Agreement.

ARTICLE VI

AFFIRMATIVE COVENANTS

    So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrowers covenant and agree that:

    6.01.    Corporate Existence. Borrowers will maintain and preserve, and will cause each Subsidiary to maintain and preserve, its corporate or partnership existence and right to carry on its business and maintain, preserve, renew and extend all of its rights, powers, privileges and franchises necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 7.05, Section 7.06 or Section 7.07, or the termination of the corporate or partnership existence of any Subsidiary (other than Canadian Borrower) or of any right, power, privilege or franchise of any Subsidiary (other than Canadian Borrower) if, in the reasonable good faith opinion of the Board of Directors of U.S. Borrower, such termination is in the best interests of U.S. Borrower, is not disadvantageous to any Agent or Lender or L/C Issuer, and is not otherwise prohibited by this Agreement.

    6.02.    Insurance. Borrowers will, and will cause each Subsidiary to, maintain insurance coverage with financially sound and reputable insurers in such forms and amounts, with such deductibles and against such risks as are required by law or sound business practice and are customary for corporations engaged in the same or similar businesses and owning and operating similar properties as Borrowers and their Subsidiaries.

    6.03.    Taxes, Claims for Labor and Materials. Borrowers will, and will cause each Subsidiary to, file timely all tax returns required to be filed in any jurisdiction and pay and discharge all taxes, assessments, fees and other governmental charges or levies imposed upon Borrowers or any Subsidiary or upon any of their respective properties, including leased properties (but only to the extent required to do so by the applicable lease), assets, income or franchises, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of their respective properties or assets not permitted by Section 7.04, provided that neither either Borrower nor any Subsidiary shall be required to pay any such tax, assessment, fee, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings that will stay the collection thereof or the forfeiture or sale of any property and with respect to which adequate reserves are maintained in accordance with GAAP.

    6.04.    Maintenance of Properties. Borrowers will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties (whether owned in fee or a leasehold interest), other than any property which is obsolete or, in the good faith judgment of the applicable Borrower, no longer necessary for the operation of the business of such Borrower or any Subsidiary, in good repair and working order, ordinary wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions thereto so that the business carried on in connection therewith may be properly conducted.

    6.05.    Maintenance of Records. Borrowers will keep, and will cause each Subsidiary to keep, at all times proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of Borrowers or such Subsidiary in accordance with GAAP consistently applied throughout the period involved (except for such changes as are disclosed in such financial statements or in the notes thereto and concurred in by U.S. Borrower's independent certified public accountants), and Borrowers will, and will cause each Subsidiary to, provide reasonable protection against loss or damage to such books of record and account.

    6.06.     Financial Information and Reports. Borrowers will furnish to the Agents (with sufficient copies for each Lender) the following:

            (a)    As soon as available and in any event within 45 days after the end of each of the first three quarterly accounting periods of each fiscal year of U.S.
    Borrower, a consolidated balance sheet of U.S. Borrower and its Subsidiaries as of the end of such period and consolidated statements of income and cash flows of U.S.
    Borrower and its Subsidiaries for the periods beginning on the first day of such fiscal year and the first day of such quarterly accounting period (for the statements of income)
    and ending on the date of such balance sheet, setting forth in comparative form the corresponding consolidated figures for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved and certified by the chief financial officer or chief accounting officer of U.S. Borrower (i) outlining the basis of presentation, and (ii) stating that the information presented in such financial statements contains all adjustments
    (consisting of only normal recurring adjustments) necessary to present fairly the consolidated financial position of U.S. Borrower and its Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the periods then ended, except that such financial statements condense or omit certain footnotes pursuant to the rules and regulations of the SEC. Delivery within the time period specified above of copies of U.S. Borrower's Quarterly Reports on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 6.06(a).

            (b)    As soon as available and in any event within 90 days after the last day of each fiscal year, a consolidated balance sheet of U.S. Borrower and its
    Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, reinvested earnings and cash flows for such fiscal year, in each case setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the period involved
    (except for changes disclosed in such financial statements or in the notes thereto and concurred in by U.S. Borrower's independent certified public accountants) and accompanied by a report as to the consolidated balance sheet and the related consolidated statements of income, reinvested earnings and cash flows unqualified as to scope of audit and unqualified as to going concern by a firm of independent public accountants of recognized national standing selected by U.S. Borrower, to the effect that such financial statements have been prepared in conformity with GAAP and present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of U.S. Borrower and its Subsidiaries and that the examination of such financial statements by such accounting firm has been made in accordance with generally accepted auditing standards. Delivery within the time period specified above of U.S. Borrower's Annual Report on Form 10-K for such fiscal year (together with U.S.
    Borrower's annual report to shareholders prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in compliance with the requirements therefor and filed with the
    SEC, together with the accountants certificate described in this Section 6.06(b), shall be deemed to satisfy the requirements of this Section 6.06(b).

            (c)    Together with the consolidated financial statements delivered pursuant to paragraphs (a) and (b) of this Section 6.06, a Compliance Certificate of the chief financial officer, chief accounting officer or treasurer of U.S. Borrower, (i) to the effect that such officer has re-examined the terms and provisions of this Agreement and that on the date such calculations were made, during the periods covered by such financial reports and as of the end of such periods Borrowers are not, or were not, in default in the fulfillment of any of the terms, covenants, provisions and conditions of this Agreement and that no Default or Event of Default is occurring or has occurred as of the date of such certificate, during the periods covered by such financial statements and as of the end of such periods, or if such officer is aware of any Default or Event of
    Default, such officer shall disclose in such statement the nature thereof, its period of existence and what action, if any, Borrowers have taken or propose to take with respect thereto, and (ii) stating whether Borrowers are in compliance with Sections 7.01 through 7.10 and setting forth, in sufficient detail, the information and computations required to establish whether or not Borrowers were in compliance with the requirements of Sections 7.01 through 7.08 during the periods covered by the financial statements then being furnished and as of the end of such periods.

            (d)    Together with the financial reports delivered pursuant to paragraph (b) of this Section 6.06, a letter of U.S. Borrower's independent certified public accountants stating that they have reviewed this Agreement and stating whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit).

            (e)    As soon as available and in any event within 30 days after the end of each month, a Borrowing Base Certificate for each Borrower setting forth (i) the
    Eligible Accounts of such Borrower as of the end of such month, (ii) the Eligible Inventory of such Borrower as of the end of such month and (iii) the Net PP&E of such
    Borrower as of the end of the most recently completed fiscal quarter; provided, that each Borrower shall be permitted to deliver updated Borrowing Base Certificates to the
    Agents at any time

            (f )    Concurrently with notice filed with the SEC, notice of (i) the filing of any suit, action, claim or counterclaim against U.S. Borrower or any Subsidiary in which the amount claimed as damages against U.S. Borrower or any Subsidiary exceeds $5,000,000 after deducting the amount which U.S. Borrower reasonably believes is covered by insurance, and (ii) the entering of any judgment or decree against U.S. Borrower or any Subsidiary if the aggregate amount of all judgments and decrees then outstanding against U.S. Borrower and all Subsidiaries exceeds $2,500,000 after deducting the amount U.S. Borrower or any Subsidiary (x) is insured therefor and with respect to which the insurer has assumed responsibility in writing and (y) is otherwise indemnified therefor if the terms of such indemnification are satisfactory to U.S. Agent.

            (g)    As soon as available, copies of each financial statement, notice, report and proxy statement which U.S. Borrower furnishes to its shareholders generally; within 15 days of filing, copies of each registration statement and periodic report (without exhibits and other than registration statements relating to employee benefit plans) which U.S. Borrower files with the SEC, and any similar or successor agency of the Federal government administering the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended; without duplication, within 15 days of filing, copies of each report (other than reports relating solely to the issuance of, or transactions by others involving, its securities) relating to U.S. Borrower or its securities which U.S. Borrower files with any securities exchange on which any of U.S.
    Borrower's securities may be registered; copies of any orders applicable to either Borrower or a Subsidiary in any material proceedings to which either Borrower or any
    Subsidiary is a party, issued by any governmental agency, federal or state, having jurisdiction over either Borrower or any Subsidiary and, at any time as U.S. Borrower is not a reporting company under Section 13 or 15(d) of the Exchange Act or has not complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g-3-2(b), such financial or other information as either Agent may reasonably request.

            (h)    As soon as available, a copy of each other report submitted to U.S. Borrower or any Subsidiary by independent accountants retained by U.S. Borrower or any Subsidiary in connection with any special audit made by them of the books of U.S. Borrower or any Subsidiary.

            (i)    Promptly following any change in the composition of U.S. Borrower's Subsidiaries from that set forth in Schedule 5.13, as theretofore updated pursuant to this paragraph, and also at the time of delivery of the financial statements referred to in Section 6.06(b), an updated list setting forth the information specified in Schedule
    5.13.

            (j )    Such additional information as either Agent may reasonably request concerning Borrowers and their Subsidiaries, including, but not limited to, accounts receivable agings, accounts payable schedules and inventory reports.

            (k)    To the extent not otherwise provided herein, all information required to be delivered by Borrowers or any of their Subsidiaries to the Other Senior
    Creditors pursuant to the terms of any one or more agreements between or among any one or more of them and Borrowers or any Subsidiary at the same time and in the same manner as delivered to such Persons.

Borrowers hereby acknowledge that (a) Agents will make available to Lenders and L/C Issuers materials and/or information provided by or on behalf of Borrowers hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrowers or their securities) (each, a "Public Lender"). Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" so long as U.S. Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," Borrowers shall be deemed to have authorized Agents, L/C Issuers and Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) Agents shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor.

    6.07.    Inspection of Properties and Records.

            (a)    Inspection Generally. Borrowers will allow, and will cause each Subsidiary to allow, any representative of either Agent, to visit and inspect any of its properties, to examine (and, if at the time thereof any Default or Event of Default has occurred and is continuing, make copies and extracts of) its books of record and account and to discuss its affairs, finances and accounts with its officers and its present and former public accountants (and by this provision Borrowers authorize such accountants to discuss with Agents Borrowers' and any Subsidiary's affairs, finances and accounts), all at such reasonable times and upon such reasonable notice and as often as either
    Agent may reasonably request and, if at the time thereof any Default or Event of Default has occurred and is continuing, at Borrowers' expense. Any Lender or its representatives may accompany either Agent or any representative of either Agent on any such visit or inspection, at the sole cost and expense of such Lender.

            (b)    Collateral Monitoring and Review. At any time (but if no Event of Default has occurred and is continuing, not more than once per calendar year) upon the reasonable request of the U.S. Agent, permit each Agent or professionals (including, without limitation, internal and third party consultants, accountants and appraisers)
    retained by such Agent or its professionals to conduct evaluations and appraisals (and issue reports in respect thereof) of (i) the Borrowers’ practices in the computation of the U.S. Borrowing Base and Canadian Borrowing Base and (ii) the assets included in the U.S. Borrowing Base and Canadian Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with such reviews, as forth in Section 10.04).

    6.08.    ERISA.

            (a)    All assumptions and methods used to determine the actuarial valuation of employee benefits, both vested and unvested, under any Plan subject to
    Title IV of ERISA, and each such Plan, whether now existing or adopted after the date hereof, will comply in all material respects with ERISA.

            (b)    U.S. Borrower will not at any time permit any Plan to:

                    (i)    engage in any "prohibited transactions" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

                    (ii)    incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

                    (iii)    be terminated under circumstances which are likely to result in the imposition of a Lien on the property of U.S. Borrower or any ERISA
            Affiliate pursuant to Section 4068 of ERISA;

            if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject U.S. Borrower or an ERISA Affiliate to liabilities which, individually or in the aggregate, would have a Material Adverse Effect.

            (c)     Upon the request of U.S. Agent, U.S. Borrower will furnish a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal
    Revenue Service.

            (d)     Within 5 days after obtaining knowledge of any event specified in clauses (I) through (VII) below that would result in a Material Adverse Effect,
     Borrowers will give Agents written notice of (I) a reportable event with respect to any Plan; (II) the institution of any steps by any of Borrowers, any ERISA Affiliate or the
    PBGC to terminate any Plan; (III) the institution of any steps by any of Borrowers or any ERISA Affiliate to withdraw from any Plan; (IV) a prohibited transaction in connection with any Plan; (V) any material increase in the contingent liability of U.S. Borrower or any Subsidiary with respect to any post-retirement welfare liability; (VI) the incurrence of any unfunded liability by a Non-U.S. Plan; or (VII) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

    6.09    .Compliance with Laws.

            (a)    Each Borrower will comply, and will cause each Subsidiary to comply, with all laws, rules and regulations, including Environmental Laws, relating to its or their respective businesses, other than laws, rules and regulations the failure to comply with which or the sanctions and penalties resulting therefrom, individually or in the aggregate, would not have a Material Adverse Effect.

            (b)    Promptly upon the occurrence thereof, Borrowers will give Agents notice of the institution of any proceedings against, or the receipt of written notice of potential liability or responsibility of, either Borrower or any Subsidiary for violation, or the alleged violation, of any Environmental Law which violation would give rise to a
    Material Adverse Effect.

    6.10.    Maintenance of Most Favored Lender Status. Borrowers hereby acknowledge and agree that if either Borrower or any Subsidiary shall enter into or be a party to a Revolving Loan Facility which contains for the benefit of any lender or other Person any Financial Covenants or events of default in respect thereof that are more favorable to such lender than the Financial Covenants and Events of Default in respect of such Financial Covenants contained in this Agreement then, and in each and any such event, the Financial Covenants and Events of Default in this Agreement shall be and shall be deemed to be, notwithstanding Section 10.01 and without any further action on the part of either Borrower or any other Person being necessary or required, amended to permanently afford (until so amended or waived pursuant to Section 10.01) Agents and Lenders the same benefits and rights as so afforded to any such lender or Person (such deemed amendment may be the addition of one or more new Financial Covenants and Events of Default in respect thereto addressing matters not addressed by the then existing Financial Covenants and Events of Default in respect thereto set forth herein, as well as modifications to such Financial Covenants and Events of Default in respect thereto that are more favorable to such lender or Person). Borrowers will promptly deliver to Agents a copy of each Revolving Loan Facility entered into after the Closing Date. Without limiting the effectiveness of the first sentence of this Section 6.10, Borrowers agree, no later than forty-five (45) days following the date either Borrower or any Subsidiary shall have granted any such lender or Person any such benefits or rights, to enter into such documentation as Agents may reasonably request to evidence the amendments provided for in this Section 6.10.

    6.11.    Subsequent Guarantors.

            (a)    U.S. Borrower covenants that at all times the assets of U.S. Borrower and all Subsidiary Guarantors shall constitute at least 95% of Consolidated Total
    Assets (excluding, for the purposes of this calculation, the assets of Canadian Borrower) and U.S. Borrower and the Subsidiary Guarantors shall have contributed at least 95%
    of Consolidated EBITDA (excluding, for the purposes of this calculation, the EBITDA of Canadian Borrower) for the four quarters then most recently ended. To the extent necessary to permit U.S. Borrower to comply with the foregoing U.S. Borrower will cause one or more Significant Subsidiaries to become Subsidiary Guarantors and U.S.
    Borrower will cause each such Significant Subsidiary to deliver to U.S. Agent (a) a joinder agreement to the Subsidiary Guarantee Agreement, which joinder agreement is to be in the form of Exhibit A to the Subsidiary Guarantee Agreement; (b) an opinion of counsel to such Person with respect to the Subsidiary Guarantee Agreement and such joinder agreement which is in form and substance reasonably acceptable to U.S. Agent; and (c) all applicable U.S. Security Documents and any other documents as may be necessary or appropriate to permit U.S. Borrower to be in compliance with its obligations set forth in this Section 6.11. The Subsidiary Guarantors shall be permitted to guaranty all Other Senior Debt.

            (b)    Notwithstanding Section 6.11(a), if at any time after the Closing Date (i) the documents governing the Other Senior Debt are modified or terminated such that any Foreign Subsidiary of the U.S. Borrower cannot be required (whether upon crossing a materiality threshold or otherwise) to guaranty any Other Senior Debt and
    (ii) such Foreign Subsidiary shall not at such time guaranty any Other Senior Debt, then upon notice from the U.S. Borrower to the U.S. Agent (x) such Foreign Subsidiary shall be released from the Subsidiary Guaranty to the extent it is party thereto at such time and (y) the assets of such Foreign Subsidiary shall thereafter be excluded from the calculation of Consolidated Total Assets set forth in the first sentence of Section 6.11(a).

   6.12.    Collateral Covenant. At any time on or after the Closing Date, at U.S. Borrower's expense:

            (a)    U.S. Borrower will, and will cause each Subsidiary Guarantor to, execute and deliver, within forty-five (45) days after any request therefor by U.S.
    Agent, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the
    Liens, rights and remedies of U.S. Agent, U.S. Lenders and Collateral Agent under this Agreement, the U.S. Security Documents and each other instrument and agreement executed in connection with any of the foregoing.

            (b)    U.S. Borrower will, and will cause each Subsidiary Guarantor to, take any and all steps, and execute and deliver one or more U.S. Security Documents to insure that all property of U.S. Borrower and its Significant Subsidiaries (other than Excluded Collateral) will be subject to Liens in favor of Collateral Agent pursuant to one or more U.S. Security Documents in form reasonably satisfactory to U.S. Agent.

            (c)    Canadian Borrower will execute and deliver, within forty-five (45) days after any request therefor by Canadian Agent, all further instruments and documents and take all further action that may be necessary, in order to give effect to, and to aid in the exercise and enforcement of the Liens, rights and remedies of Canadian
    Agent and Canadian Lenders under this Agreement, the Canadian Security Documents and each other instrument and agreement executed in connection with any of the foregoing.

            (d)    Canadian Borrower will take any and all steps, and execute and deliver one or more Canadian Security Documents to insure that all property of
    Canadian Borrower will be subject to Liens in favor of Canadian Agent pursuant to one or more Canadian Security Documents in form reasonably satisfactory to Canadian
    Agent.

    6.13.    Use of Proceeds. Borrowers will use the proceeds of the Credit Extensions for general corporate purposes (including, without limitation, the acquisition of any Equity Interest or other assets) not in contravention of any Law or of any Loan Document.

    6.14.    Security Interests.Borrowers agree to, and to cause each other Loan Party to, (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than pursuant to the Collateral Agency and Intercreditor Agreement), (b) comply with the requirements of all state, provincial, territorial and federal laws in order to grant to Collateral Agent and/or Agents and Lenders valid and perfected first priority security interests in the Collateral (subject to Permitted Encumbrances), and (c) do whatever Agents may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, PPSA, CC or UCC financing statements or applications for registration, fixture filings and amendments, renewals and continuations thereof; cooperating with Agents' representatives; and keeping stock records.

    6.15.    Bank Accounts. In order to facilitate the administration of the credit facilities provided under this Agreement, U.S. Borrower will maintain and will cause its domestic Subsidiaries to maintain their primary operating accounts with Bank of America or one or more other U.S. Lenders and Canadian Borrower will maintain its primary operating accounts with Bank of America Canada or one or more other Canadian Lenders, unless, in each case, such Borrower requires services not provided by such Lenders.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrowers agree that:

    7.01.    Adjusted Consolidated Net Worth. U.S. Borrower will not permit its Adjusted Consolidated Net Worth (calculated on the last day of each fiscal quarter) to be less than $106,751,000 plus the cumulative sum of 40% of Consolidated Net Income (but only if a positive number) for (i) each completed fiscal year of U.S. Borrower ending after December 31, 2004, and (ii) the period from the beginning of the then current fiscal year through the end of the then most recently ended fiscal quarter which shall have been completed (if any shall have been completed) in such then current fiscal year; provided, that at any time U.S. Borrower or any Subsidiary incurs additional Indebtedness, immediately following and after giving effect to the incurrence of such additional Indebtedness, the Adjusted Consolidated Net Worth shall not be less than the minimum Adjusted Consolidated Net Worth that would have been permitted as of the last day of the then most recently ended fiscal quarter.

    7.01.    Consolidated Debt. U.S. Borrower will not permit the ratio (calculated on the last day of each fiscal quarter) of Consolidated Debt to Consolidated Total Capitalization to exceed 0.55 to 1.0; provided, that at any time U.S. Borrower or any Subsidiary incurs additional Indebtedness, immediately following and after giving effect to the incurrence of such additional Indebtedness, the ratio of Consolidated Debt to Consolidated Total Capitalization shall not exceed 0.55 to 1.0 as of the then most recently ended fiscal quarter.

    7.03.    Net Working Capital. U.S. Borrower will not permit the ratio (calculated on the last day of each fiscal quarter) of Net Working Capital to Consolidated Debt to be less than 1.0 to 1.0.

    7.04.    Liens. Borrowers will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on their properties or assets, whether now owned or hereafter acquired, except:

            (a)    Liens on property created substantially contemporaneously or within 180 days of the acquisition thereof to secure or provide for all or a portion of the purchase price of such property, provided that (i) such Liens do not extend to other property of either Borrower or any Subsidiary, (ii) the aggregate principal amount of
    Indebtedness secured by each such Lien does not exceed 80% of the purchase price at the time of acquisition of the property subject to such Lien, and (iii) the Indebtedness secured by such Liens is otherwise permitted by Section 7.02 and Section 7.03;

            (b)    Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith by appropriate proceedings and as to which the applicable Borrower has established adequate reserves therefor on its books in accordance with GAAP;

            (c)    Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith by appropriate proceedings and U.S. Borrower has established adequate reserves therefor on its books in accordance with GAAP;

            (d)    Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money (including mechanic's and materialmen's liens and minor survey exceptions on real property) that in the aggregate do not materially interfere with the conduct of the business of the applicable Borrower or any
    Subsidiary or materially impair the value of the property or assets subject to such Liens;

            (e)    Liens in connection with workers' compensation, unemployment insurance or other social security laws to secure the public or statutory obligations of the applicable Borrower or any Subsidiary;

            (f)    Liens securing Indebtedness of a Subsidiary to either Borrower;

            (g)    Liens existing on property or assets of Borrowers or any Subsidiary as of the date of this Agreement that are described in the attached Schedule 7.04;

            (h)    Liens in favor of Collateral Agent to secure the obligations and liabilities of U.S. Borrower under this Agreement and the Other Senior Debt as provided in the U.S. Security Documents and the Collateral Agency and Intercreditor Agreement;

            (i)    Liens attaching solely to the property and assets of Canadian Borrower to secure Debt of Canadian Borrower and no other Debt; and

            (j)     (i) If the obligations of U.S. Borrower under this Agreement are not Secured, Liens not otherwise permitted by paragraphs (a) through (i) of this Section
    7.04 created, assumed or incurred subsequent to the Closing Date to secure Indebtedness, provided that at the time of creating, assuming or incurring such additional
    Indebtedness and after giving effect thereto and to the application of the proceeds therefrom the sum (without duplication) of the aggregate principal amount of outstanding
    Consolidated Indebtedness secured by Liens permitted by this Section 7.04(j) does not exceed 10% of Adjusted Consolidated Net Worth and (ii) if the obligations of U.S.
    Borrower under this Agreement are Secured, Existing First Priority Liens (as such term is defined in the Collateral Agency and Intercreditor Agreement) and Future Acquired
    Liens (as such term is defined in the Collateral Agency and Intercreditor Agreement).

    7.05.    Merger or Consolidation. Borrowers will not, and will not permit any Subsidiary to, merge, amalgamate or consolidate with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person, except that:

            (a)    U.S. Borrower may merge into or consolidate with, or sell all or substantially all of its assets to, any Person or permit any Person to merge into or consolidate with it, provided that immediately after giving effect thereto, (A) U.S. Borrower is the successor corporation or, if U.S. Borrower is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of a state of the United States of America or the District of Columbia and expressly assumes in writing U.S. Borrower's obligations under this Agreement; and (B) there shall exist no Default or Event of Default.

            (b)    Canadian Borrower may merge into or consolidate with, or sell all or substantially all of its assets to, any Person or permit any Person to merge into or consolidate with it, provided that immediately after giving effect thereto, (A) Canadian Borrower is the successor corporation or, if Canadian Borrower is not the successor corporation, the successor corporation is a solvent corporation organized under the laws of Canada or a province thereof and expressly assumes in writing Canadian
    Borrower's obligations under this Agreement; and (B) there shall exist no Default or Event of Default.

            (c)    Any Subsidiary (other than Canadian Borrower) may (i) merge into U.S. Borrower or a Wholly-Owned Subsidiary, (ii) convey, transfer or lease all or any part of its assets to U.S. Borrower or a Wholly-Owned Subsidiary, and (iii) merge with any Person which, as a result of such merger, becomes a Wholly-Owned Subsidiary;
    provided in each instance set forth in clauses (i) through (iii) that immediately before and after giving effect thereto, there shall exist no Default or Event of Default; provided, however, that if any Subsidiary Guarantor merges into any other Person in compliance with the terms hereof or conveys or transfers all or any part of its assets in compliance with the terms hereof and following such conveyance or transfer such Subsidiary Guarantor no longer constitutes a Significant Subsidiary, then U.S. Agent will promptly take all necessary action to cause such Subsidiary Guarantor to be released from the Subsidiary Guarantee Agreement as of the time of such sale, conveyance or transfer.

    7.06.    Sale of Assets. Borrowers will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger or amalgamation (collectively a "Disposition"), any assets, including capital stock or equity interests of Subsidiaries, in one or a series of transactions, other than in the ordinary course of business, to any Person, except to U.S. Borrower or a Wholly-Owned Subsidiary, (i) if, in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year or (ii) if a Default or Event of Default exists or would exist. Notwithstanding the foregoing, U.S. Borrower may, or may permit a Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and computation contained in clause (i) of the preceding sentence to the extent that the net proceeds from such Disposition are (1) reinvested in productive assets of U.S. Borrower or a Subsidiary of at least equivalent value within 180 days of the date of such Disposition, or (2) applied to the payment or prepayment of outstanding senior Indebtedness.

If U.S. Borrower or any Significant Subsidiary gives notice that it intends to sell, lease, transfer or otherwise dispose of any assets in compliance with the terms of this Section 7.06, U.S. Agent, pursuant to the terms of the Collateral Agency and Intercreditor Agreement, will promptly take such action requested by U.S. Borrower to instruct Collateral Agent to release such assets from the Liens granted pursuant to the U.S. Security Documents as of the time of such sale, lease, transfer or other disposition made in compliance with the terms of this Section 7.06.

    7.07.    Disposition of Stock of Subsidiary. U.S. Borrower will not permit any Subsidiary to issue its capital stock or other equity interests, or any warrants, rights or options to purchase, or securities convertible into or exchangeable for, such capital stock or other equity interests, to any Person other than U.S. Borrower or a Wholly-Owned Subsidiary. U.S. Borrower will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of (other than to U.S. Borrower or a Wholly-Owned Subsidiary) any capital stock or other equity interests (including any warrants, rights or options to purchase, or securities convertible into or exchangeable for, capital stock or other equity interests) or Indebtedness of any Subsidiary, unless, as to any Subsidiary other than Canadian Borrower:

            (a)    simultaneously therewith all Investments in such Subsidiary owned by U.S. Borrower and every other Subsidiary are disposed of as an entirety;

            (b)    such Subsidiary does not have any continuing Investment in U.S. Borrower or any other Subsidiary not being simultaneously disposed of; and

            (c)    such sale, transfer or other disposition is permitted by Section 7.06;

    provided, however, that if U.S. Borrower gives notice that it intends to sell, transfer or otherwise dispose of the capital stock of a Subsidiary Guarantor in compliance with the terms of this Section 7.07, U.S. Agent will promptly take all necessary action to cause such Subsidiary Guarantor to be released from the Subsidiary Guarantee Agreement and shall instruct Collateral Agent to release the assets of such Subsidiary Guarantor from the Liens granted pursuant to the U.S. Security Documents, in each case, as of the time of any sale, transfer or other disposition made in compliance with the terms of this Section 7.07.

     7.08.    Leases. Borrowers will not, and will not permit any Subsidiary to, enter into or permit to exist any Capitalized Lease which requires the payment during the remaining term thereof by U.S. Borrower or any Subsidiary of Capitalized Lease Obligations which, after giving effect thereto, and to any other Capitalized Lease Obligations of U.S. Borrower and its Subsidiaries on a consolidated basis, exceed in the aggregate 10% of Consolidated Total Capitalization.

    7.09.    Transactions with Affiliates. Borrowers will not, and will not permit any Subsidiary to, enter into any transaction (including the furnishing of goods or services) with an Affiliate, except on terms and conditions no less favorable to the applicable Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, except for benefit and compensation plans and arrangements approved by a majority of the disinterested members of the Board of Directors of U.S. Borrower or any Subsidiary.

    7.10.    Nature of Business. Borrowers will not, and will not permit any Subsidiary to, engage in any business if, as a result thereof, the business then to be conducted by Borrowers and their Subsidiaries, taken as a whole, would be substantially changed from the business conducted on the Closing Date.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

    8.01.    Events of Default. Any of the following shall constitute an "Event of Default":

            (a)    Non-Payment of Interest and Other Amounts. Any default by either Borrower in the payment of interest when due on any Loan or L/C Obligation, any fee due hereunder or any other amount (other than principal of any Loan or L/C Obligation) payable hereunder or under any other Loan Document and continuance of such default for a period of five Business Days;

            (b)    Non-Payment of Principal. Any default by either Borrower in the payment of the principal of any Loan or L/C Obligation when due, whether at maturity, upon acceleration of maturity or at any date fixed for payment;

            (c)    Cross-Default. (i) Any default in the payment of the principal of, or interest or premium on, any other Debt of either Borrower and its Subsidiaries aggregating in excess of $3,000,000 as and when due and payable (whether by lapse of time, declaration, call for redemption or otherwise) and the continuation of such default beyond the period of grace, if any, allowed with respect thereto, or (ii) any default (other than a payment default) under any mortgages, agreements or other instruments of either Borrower and its Subsidiaries under or pursuant to which Debt aggregating in excess of $3,000,000 is issued and the continuation of such default beyond the period of grace, if any, allowed with respect thereto;

            (d)    Specific Covenants. Any default in the observance or performance of Sections 7.1 through 7.10 or in Section 8.04;

            (e)    Other Defaults. Any default in the observance or performance of (i) Section 6.06(e) which is not remedied within seven days after the date on which the Borrowers learn of such default, or (ii) any other covenant or provision of this Agreement or any other Loan Document which is not remedied within 30 days after the date on which the Borrowers learn of such default;

            (f)    Representations and Warranties. Any representation or warranty made by either Borrower in this Agreement or any other Loan Document, or made by either Borrower in any written statement or certificate furnished by either Borrower pursuant to this Agreement, proves incorrect in any material respect as of the date of the making or issuance thereof;

            (g)    Judgments. Any judgment, decree, writ or warrant of attachment or any similar process in an aggregate amount in excess of $5,000,000 shall be entered or filed against either Borrower or any Subsidiary or against any property or assets of either Borrower or any Subsidiary and remain unpaid, unvacated, unbonded or unstayed
    (through appeal or otherwise) for a period of 60 days after either Borrower or any Subsidiary receives notice thereof, except for any judgment, decree, writ or warrant of attachment or any similar process to the extent that either Borrower or any Subsidiary (i) is insured therefor and with respect to which the insurer has assumed responsibility in writing, or (ii) is indemnified therefor, provided the terms of such indemnification are satisfactory to Required Lenders;

            (h)    Insolvency. Either Borrower or any Subsidiary shall

                    (i)    generally not pay its debts as they become due or admit in writing its inability to pay its debts generally as they become due;

                    (ii)    file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Federal Bankruptcy Code of the United
            States, or any similar applicable bankruptcy or insolvency law (or, with respect to Canadian Borrower, any other Debtor Relief Law), as now or in the future amended (herein collectively called "Bankruptcy Laws"); file an answer or other pleading admitting or failing to deny the material allegations of such a petition;
            fail to obtain the dismissal of such a petition within 60 days of its filing or be subject to an order for relief or a decree approving such a petition; or file an answer or other pleading seeking, consenting to or acquiescing in relief provided for under the Bankruptcy Laws;

                    (iii)make an assignment of all or a substantial part of its property for the benefit of its creditors;

                    (iv)    seek or consent to or acquiesce in the appointment of a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property;

                    (v)    finally adjudicated bankrupt or insolvent;

                    (vi)    subject to the entry of a court order which shall not be vacated, set aside or stayed within 60 days of the date of entry, (A) appointing a receiver, liquidator, custodian or trustee of it or for all or a substantial part of its property, (B) for relief pursuant to an involuntary case brought under, or effecting an arrangement in, bankruptcy, (C) for a reorganization pursuant to the Bankruptcy Laws, or (D) for any other judicial modification or alteration of the rights of creditors; or

                    (vii)    be subject to the assumption of custody or sequestration by a court of competent jurisdiction of all or a substantial part of its property, which custody or sequestration shall not be suspended or terminated within 60 days from its inception.

            (i)    Guarantor Obligations. Except as otherwise provided in this Agreement including, without limitation, in Section 6.11, Section 7.05, Section 7.06 and
    Section 7.07 the obligations of any Subsidiary Guarantor contained in the Subsidiary Guarantee Agreement, any of the Security Documents or the Collateral Agency and
    Intercreditor Agreement shall cease to be in full force and effect or shall be declared by a court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against any such Subsidiary Guarantor; (ii) U.S. Borrower or any Subsidiary Guarantor shall contest the validity or enforceability of the Subsidiary Guarantee
    Agreement, any of the U.S. Security Documents or the Collateral Agency and Intercreditor Agreement against any such Subsidiary Guarantor, or (iii) U.S. Borrower or any
    Subsidiary Guarantor shall deny that such Subsidiary Guarantor has any further liability or obligation under the Subsidiary Guarantee Agreement or any of the U.S. Security
    Documents; or

            (j)    Other Representations and Warranties. Any representation or warranty made in writing by or on behalf of U.S. Borrower or any Subsidiary Guarantor or by any officer of U.S. Borrower or any Subsidiary Guarantor in the Subsidiary Guarantee Agreement, any U.S. Security Document or the Collateral Agency and Intercreditor Agreement or in any writing furnished in connection therewith or pursuant to the terms thereof proves to have been false or incorrect in any material respect on the date as of which made; or

            (k)    Collateral Documents. Except as otherwise provided in this Agreement, including, without limitation in Section 6.11, Section 7.05, Section 7.06 and Section 7.07 (i) any Collateral Document shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared by any court or governmental authority of competent jurisdiction to be void, voidable or unenforceable against the grantor thereunder; or (ii) the validity or enforceability of any Collateral Document against the grantor thereof shall be contested by such grantor; or

            (l)    Receivables Purchase Agreement. U.S. Borrower or any Subsidiary shall enter into a Receivables Purchase Agreement; or

            (m)    Intercreditor Agreement. Any default by U.S. Borrower or any Subsidiary Guarantor in the performance or observance of any covenant or provision of the Collateral Agency and Intercreditor Agreement, the Subsidiary Guarantee Agreement or any of the U.S. Security Documents and such default shall continue for more than thirty (30) days after the first date on which a Senior Officer (as defined in the Collateral Agency and Intercreditor Agreement) shall have become aware of such default.

    8.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Agents shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

            (a)    declare the commitment of each Lender to make Loans and purchase Acceptances and any obligation of L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

            (b)    declare the unpaid principal amount of all outstanding Loans and all Obligations in respect of Acceptances, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers;

            (c)    require that Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d)    exercise on behalf of themselves and Lenders all rights and remedies available to it and Lenders under the Loan Documents;

provided, however, that upon the occurrence of an Event of Default described in Section 8.01(h), the obligation of each Lender to make Loans and any obligation of each L/C
 Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans, all Acceptance Exposure and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically  become effective, in each case without further act of either Agent or any Lender.

    8.03.    Application of Funds.

            (a)    U.S. Obligations. After the exercise of remedies provided for in Section 8.02 (or after the U.S. Loans have automatically become immediately due and payable and the U.S. L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the U.S. Obligations shall be applied by U.S. Agent in the following order:

First, to payment of that portion of the U.S. Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to U.S. Agent and amounts payable under Article III) payable to U.S. Agent in its capacity as such;

Second, to payment of that portion of the U.S. Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to U.S. Lenders and U.S. L/C Issuer (including fees, charges and disbursements of counsel to U.S. Lender and U.S. L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the U.S. Obligations constituting accrued and unpaid L/C Fees and interest on the U.S. Loans, L/C Borrowings and other U.S. Obligations, ratably among U.S. Lenders and U.S. L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the U.S. Obligations constituting unpaid principal of the U.S. Loans, and L/C Borrowings, ratably among U.S. Lenders and U.S. L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to U.S. Agent for the account of U.S. L/C Issuer, to Cash Collateralize that portion of U.S. L/C Obligations comprised of the aggregate undrawn amount of U.S. Letters of Credit;

Sixth, to Canadian Agent for application to Canadian Obligations in the order set forth in Section 8.03(b); and

Last, the balance, if any, after all of the U.S. Obligations have been paid in full, to U.S. Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of U.S. Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such U.S. Letters of Credit as they occur; provided, however, that if U.S. Borrower is required to Cash Collateralize any U.S. L/C Obligations following an Event of Default, such amount (to the extent not already applied as provided herein, and not otherwise required to be maintained as Cash Collateral pursuant to the terms of this Agreement in the absence of such Event of Default) shall be returned to U.S. Borrower after such Event of Default has been cured or waived so long as no other Default then exists. If any amount remains on deposit as Cash Collateral after all U.S. Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other U.S. Obligations, if any, in the order set forth above.

            (b)    Canadian Obligations. After the exercise of remedies provided for in Section 8.02 (or after the Canadian Loans have automatically become immediately due and payable and the Canadian L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Canadian Obligations shall be applied by Canadian Agent in the following order:

First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Canadian Agent and amounts payable under Article III) payable to Canadian Agent in its capacity as such;

Second, to payment of that portion of the Canadian Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Canadian Lenders and Canadian L/C Issuer (including fees, charges and disbursements of counsel to Canadian Lenders and Canadian L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Canadian Obligations constituting accrued and unpaid L/C Fees and interest on the Canadian Loans, L/C Borrowings and other Canadian Obligations, ratably among Canadian Lenders and Canadian L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Loans, and L/C Borrowings, ratably among Canadian Lenders and Canadian L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Canadian Agent for the account of Canadian L/C Issuer, to Cash Collateralize that portion of Canadian L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit; and

Last, the balance, if any, after all of the Canadian Obligations have been paid in full, to Canadian Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur; provided, however, that if Canadian Borrower is required to Cash Collateralize any Canadian L/C Obligations following an Event of Default, such amount (to the extent not already applied as provided herein, and not otherwise required to be maintained as Cash Collateral pursuant to the terms of this Agreement in the absence of such Event of Default) shall be returned to Canadian Borrower after such Event of Default has been cured or waived so long as no other Default then exists. If any amount remains on deposit as Cash Collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above.

    8.04.    Notice of Default. With respect to Defaults, Events of Default or claimed defaults, Borrowers will give the following notices:

            (a)    Borrowers promptly will furnish to U.S. Agent, Canadian Agent, U.S. L/C Issuer, U.S. Swing Line Lender, Canadian L/C Issuer and each Lender written notice of the occurrence of a Default or an Event of Default. Such notice shall specify the nature of such default, the period of existence thereof and what action Borrowers have taken or are taking or propose to take with respect thereto.

            (b)    If U.S. Agent, Canadian Agent, any Lender or the holder of any other evidence of Debt of either Borrower or any Subsidiary gives any notice or takes any other action with respect to a claimed default, Borrowers will forthwith give written notice thereof to U.S. Agent, Canadian Agent, U.S. L/C Issuer, U.S. Swing Line Lender,
    Canadian L/C Issuer and each Lender, describing the notice or action and the nature of the claimed default.

ARTICLE IX

AGENTS

    9.01.    Appointment and Authorization of Agents. Each of U.S. Lenders and U.S. L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as U.S. Agent hereunder and under the other Loan Documents and authorizes U.S. Agent to take such actions on its behalf and to exercise such powers as are delegated to U.S. Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. Each of Canadian Lenders and Canadian L/C Issuer hereby appoints Bank of America Canada to act on its behalf as Canadian Agent hereunder and under the other Loan Documents and authorizes Canadian Agent to take such actions on its behalf and to exercise such powers as are delegated to Canadian Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agents, Lenders and L/C Issuers, and neither Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

    9.02.    Rights as a Lender. The Persons serving as Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not Agents and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Persons serving as Agents hereunder in its individual capacity. Such Persons and their Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrowers or any Subsidiary or other Affiliate thereof as if such Persons were not Agents hereunder and without any duty to account therefor to Lenders.

    9.03.    Exculpatory Provisions. Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agents:

            (a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b)    hall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agents are required to exercise as directed in writing by Required Lenders (or such other number or percentage of
    Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that neither Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and

            (c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

            (d)    Agents shall not be liable for any action taken or not taken by them (i) with the consent or at the request of Required Lenders (or such other number or percentage of Lenders as shall be necessary, or as the applicable Agent shall believe in good faith shall be necessary, under the circumstances as provided in
    Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. Agents shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Agents by Borrowers, a Lender or a L/C Issuer. Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agents.

    9.04.    Reliance by Agents. Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agents also may rely upon any statement made to them orally or by telephone and believed by them to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or a L/C Issuer, Agents may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the applicable Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Agents may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

    9.05.    Delegation of Duties. Agents may perform any and all of their duties and exercise their rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the applicable Agent. Agents and any such sub agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of each Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

    9.06.    Resignation of an Agent. An Agent may at any time give notice of its resignation to Lenders, the other Agent, L/C Issuer and Borrowers. Upon receipt of any such notice of resignation, the applicable Required Lenders shall have the right, in consultation with Borrowers, to appoint a successor, which in the case of U.S. Agent, shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and in the case of Canadian Agent shall be a bank with an office in Canada that accepts deposits. If no such successor shall have been so appointed by the applicable Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the applicable Lenders and the applicable L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify Borrowers and Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of Lenders or L/C Issuers under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the retiring Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the applicable Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Bank of America as U.S. Agent pursuant to this Section shall also constitute its resignation as U.S. L/C Issuer and U.S. Swing Line Lender. Any resignation by Bank of America Canada as Canadian Agent pursuant to this Section shall also constitute its resignation as Canadian L/C Issuer. Upon the acceptance of a successor's appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

    9.07.    Non-Reliance on Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon either Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

    9.08.    No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, a Lender or L/C Issuer hereunder.

    9.09.    Agents May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agents (irrespective of whether the principal of any Loan or L/C Obligation or any Acceptance shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agents shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations, Acceptances and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, L/C Issuers and
    Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, L/C Issuers and Agents and their respective agents and counsel and all other amounts due Lenders, L/C Issuer and Agent under Sections 2.04(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

            (b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver and manager, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to Agents and, in the event that Agents shall consent to the making of such payments directly to Lenders and L/C Issuers, to pay to Agents any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under Sections 2.10 and 10.04. Nothing contained herein shall be deemed to authorize Agents to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agents to vote in respect of the claim of any Lender in any such proceeding.

    9.10.    Guaranty Matters. Each U.S. Lender and U.S. L/C Issuer hereby irrevocably authorizes U.S. Agent to, so long as no Default or Event of Default shall have occurred or be continuing, and U.S. Agent shall, upon the request of U.S. Borrower so long as no Default or Event of Default shall have occurred and be continuing release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement if such Person ceases to be a Significant Subsidiary as a result of a transaction permitted hereunder. Upon request by U.S. Agent at any time, each U.S. Lender and U.S. L/C Issuer will confirm in writing U.S. Agent's authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement pursuant to this Section 9.10.

    9.11.    Collateral Matters.

            (a)    Each Lender and each L/C Issuer hereby irrevocably authorizes and directs each Agent to enter into the Collateral Documents for the benefit of such
    Lender and such L/C Issuer. Each Lender and each L/C Issuer hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and L/C Issuers. Agents are hereby authorized (but not obligated) on behalf of all of Lenders and L/C Issuers, without the necessity of any notice to or further consent from any Lender or any L/C Issuer from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b)    Each U.S. Lender and U.S. L/C issuer hereby irrevocably authorize U.S. Agent, at its option and in its discretion,

                   (i)    to authorize Collateral Agent to release any Lien on any property granted to or held by Collateral Agent under any U.S. Security Document
            (A) upon termination of the Aggregate U.S. Commitments and payment in full of all U.S. Obligations (other than contingent indemnification obligations) and the expiration or termination of all U.S. Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, (C) subject to Section 10.01, if approved, authorized or ratified in writing by U.S. Supermajority Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

                   (ii)    to authorize Collateral Agent to subordinate any Lien on any property granted to or held by Collateral Agent under any U.S. Security
            Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by U.S. Agent at any time, each U.S. Lender and U.S. L/C Issuer will confirm in writing U.S. Agent's authority to so authorize Collateral Agent to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.11(b).

       (c)     Each Canadian Lender and Canadian L/C issuer hereby irrevocably authorize Canadian Agent, at its option and in its discretion,

            (i)    to release any Lien on any property granted to or held by Canadian Agent under any Loan Document (A) upon termination of the Aggregate
            Canadian Commitments and  payment in full of all Canadian Obligations (other than contingent indemnification obligations) and the expiration or termination of all Canadian Letters of Credit, (B) that is  sold or to be sold as part of or in connection with any sale or other disposition permitted hereunder or under any other
            Loan Document, (C) subject to Section 10.01, if approved, authorized or ratified in writing by Canadian Supermajority Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

                (ii)    to subordinate any Lien on any property granted to or held by Canadian Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Canadian Agent at any time, each Canadian Lender and Canadian L/C Issuer will confirm in writing Canadian Agent's authority to so authorize Collateral Agent to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.11(c).

            (d)     Subject to clauses (b) and (c) above, each Agent shall (and is hereby irrevocably authorized by each Lender and each L/C Issuer), to execute such  documents as may be necessary to evidence the release or subordination of the Liens granted to such Agent for the benefit of such Agent and the applicable Lenders and the applicable L/C Issuer herein or pursuant hereto upon the applicable Collateral; provided that (i) such Agent shall not be required to execute any such document on terms which, in such Agent's opinion, would expose such Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of
    Borrowers or any other Loan Party in respect of) all interests retained by either Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

           (e)    Agents shall have no obligation whatsoever to any Lender, any L/C Issuer or any other Person to assure that the Collateral exists or is owned by either
    Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agents herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agents in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent's own interest in the Collateral as one of Lenders and that such Agent shall have no duty or liability whatsoever to Lenders or L/C Issuer.

          (f)     Each Lender and each L/C Issuer hereby appoints each other Lender as agent for the purpose of perfecting Lenders' and L/C Issuers' security interest in assets which, in accordance with the applicable PPSA, the CC or Article 9 of the UCC can be perfected only by possession. Should any Lender or either L/C Issuer (other than an Agent) obtain possession of any such Collateral, such Lender or L/C Issuer shall notify Agents thereof, and, promptly upon Agents' request therefor shall deliver such Collateral to Agents or in accordance with Agents' instructions.

           (g)     U.S. Agent hereby agrees that at such time as Required U.S. Lenders have received evidence reasonably satisfactory to them that U.S. Borrower's unsecured debt obligations are Investment Grade and this Agreement is then in effect U.S. Agent will on behalf of U.S. Lenders deliver to Collateral Agent a notice stating that U.S. Borrower has entered into an Acceptable Revolving Credit Facility (as defined in the Collateral Agency and Intercreditor Agreement) to replace a Receivables
     Purchase Agreement and U.S. Borrower's unsecured debt obligations are Investment Grade. U.S. Lenders hereby consent and agree to the giving of such notice by U.S.
    Agent and agree to execute and deliver any documentation related thereto as may be required under the Collateral Agency and Intercreditor Agreement. U.S. Lenders agree that prior to providing any notice or determination to U.S. Agent or Collateral Agent regarding the characterization of U.S. Borrower's unsecured debt obligations as
    Investment Grade pursuant to clause (iii) of the definition of Investment Grade, each U.S. Lender will consult with each other U.S. Lender regarding such characterization of
    U.S. Borrower's unsecured debt obligations. At such time as Canadian Agent receives evidence reasonably satisfactory to it that each of the conditions set forth in Section
    14.5 of the Collateral Agency and Intercreditor Agreement have been satisfied, Canadian Agent shall, at Canadian Borrower's expense, cause to be prepared and executed and delivered to Canadian Borrower such discharges, releases, terminations or other documents and instruments as shall be reasonably necessary in order to release all of  Canadian Agent's Liens in the Collateral of Canadian Borrower. Canadian Lenders hereby consent and agree to such discharge and release of Canadian Agent's Liens in the Collateral of Canadian Borrower.

    (h)     Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in the event that any term or provision of the Collateral Agency and Intercreditor Agreement conflicts with any term or provision of this Agreement or any other Loan Document, the relevant terms and provisions of the Collateral Agency and Intercreditor Agreement shall supersede the relevant term or provision of this Agreement or any such other Loan Document and govern and control the subject matter of such conflicting term or provision of this Agreement or such other Loan Document.

    (i)     Each Agent and Lender acknowledges and agrees that (i) the U.S. Agent and each U.S. Lender, will be executing a Joinder Agreement to the Collateral
    Agency and Intercreditor Agreement (and each U.S. Lender hereby authorizes and directs the U.S. Agent to execute such Joinder Agreement), (ii) that the U.S. Agent and U.S.
    Lenders will be bound by all of the terms and provisions of the Collateral Agency and Intercreditor Agreement and (iii) that each of the U.S. Agent and the U.S. Lenders will take any action and perform any obligation it may have under the Collateral Agency and Intercreditor Agreement in accordance with the terms and conditions thereof, including any action required to be taken or obligation to be performed by a åSecured Partyæ or a holder of åAdditional Future Debtæ or a åSecured Obligationæ (as each such term is defined in the Collateral Agency and Intercreditor Agreement).

    9.12.    Canadian Agent Matters. For greater certainty, and without limiting the powers of Agents or any other Person acting as an agent, attorney-in-fact or mandatary for Agents under this Agreement or under any of the other Loan Documents, each Canadian Lender, hereby (a) irrevocably constitutes, to the extent necessary, Canadian Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) for the purposes of holding any Liens, including hypothecs, granted or to be granted by Canadian Borrower on movable or immovable property pursuant to the laws of the Province of Quebec to secure obligations of Canadian Borrower under any bond issued by Canadian Borrower; and (b) appoints and agrees that Canadian Agent, acting as agent for Canadian Lenders shall be the holder and depository of the bonds and debentures issued by Canadian Borrower for the benefit of Canadian Lenders, may act as the bondholder or debentureholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of Canadian Lenders.

    The said constitution of the fondé de pouvoir (within the meaning of Article 2692 of the Civil Code of Quebec) as the holder of such irrevocable power of attorney and of Canadian Agent as bondholder or debentureholder and mandatary with respect to any bond or debenture that may be issued and pledged from time to time for the benefit of Canadian Lenders shall be deemed to have been ratified and confirmed by any Assignee by the execution of an Assignment and Assumption.

    Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), Canadian Agent may purchase, acquire and be the holder of any bond or debenture issued by Canadian Borrower. Canadian Borrower hereby acknowledges that any such bond or debenture shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

    Canadian Agent in its capacity as fondé de pouvoir shall have the same rights, powers and immunities as the Agents as stipulated in this Article IX, which shall apply mutatis mutandis. Without limitation, the provisions of this Article IX shall apply mutatis mutandis to the resignation and appointment of a successor to Canadian Agent acting as fondé de pouvoir.

    Notwithstanding the provisions of Section 10.14, the provisions of this Section 9.12 shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

ARTICE X

MISCELLANEOUS

    10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by either Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders and Borrowers or the applicable Loan Party, as the case may be, and acknowledged by Agents, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender; provided, however, in the sole discretion of Agents, only a waiver by Agents shall be required with respect to immaterial matters or items specified in Section 4.01(a)(iii) or (iv) with respect to which Borrowers have given assurances satisfactory to Agents that such items shall be delivered promptly following the Closing Date;

            (b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (c)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (d)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this
    Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby;
    provided, however, that only the consent of Supermajority Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

            (e)    change Section 2.14 or Section 8.03in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each
    Lender;

            (f)    increase the advance rates or components of the U.S. Borrowing Base or Canadian Borrowing Base if such increase would increase the amount available for borrowing hereunder by either Borrower or include additional categories of Collateral set forth in the definition of U.S. Borrowing Base or Canadian Borrowing
    Base if such inclusion would increase the amount available for borrowing hereunder by either Borrower, in each case (i) without the written consent of each Lender if there are less than six U.S. Lenders or (ii) without the consent of Supermajority Lenders if there are six or more U.S. Lenders;

            (g)    change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of  Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

            (h)    (i) except as provided in Section 6.11(b), release any Subsidiary Guarantor from the Subsidiary Guarantee Agreement or release U.S. Borrower from the
    Parent Guarantee Agreement or, (ii) except as otherwise provided in Section 9.11 (a) consent to the release of the Liens on all or substantially all of the Collateral subject to the
    U.S. Security Documents in any transaction or series of related transactions, except as required by the Collateral Agency and Intercreditor Agreement or otherwise in accordance with the terms of any Loan Document, without the written consent of each U.S. Lender, or (b) release of the Liens on all or substantially all of the Collateral subject to the Canadian Security Documents in any transaction or series of related transactions, except in accordance with the terms of any Loan Document, without the written consent of each Canadian Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by L/C Issuers in addition to Lenders required above, affect the rights or duties of L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by U.S. Swing Line Lender in addition to Lenders required above, affect the rights or duties of U.S. Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Agents in addition to Lenders required above, affect the rights or duties of Agents under this Agreement or any other Loan Document; and (iv) the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

    10.02.    Notices; Effectiveness; Electronic Communications.

            (a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                   (i)    if to Borrowers, Agents, L/C Issuers or U.S. Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                   (ii)    if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative
            Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

            (b)    Electronic Communications. Notices and other communications to Lenders and L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agents, provided that the foregoing shall not apply to notices to any
    Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable has notified the Agents that it is incapable of receiving notices under such
    Article by electronic communication. Agents or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless Agents otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c)    The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE AGENT PARTIES (AS DEFINED BELOW) DO NOT
    WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM
    LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY,
    INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM
    FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no
    event shall either Agent or any of its Related Parties (collectively, the "Agent Parties") have any liability to Borrowers, any Lender, L/C Issuers or any other Person for  loses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers' or Agents' transmission of Borrower Materials through the
    Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrowers, any Lender, L/C Issuers or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

            (d)    Change of Address, Etc. Each of Borrowers, Agents, L/C Issuers and U.S. Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrowers, Agents, L/C Issuers and U.S. Swing Line Lender. In addition, each Lender agrees to notify Agents from time to time to ensure that Agents have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

            (e)    Reliance by Agents, L/C Issuers and Lenders. Agents, L/C Issuers and Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers shall indemnify Agents, L/C Issuers, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of either Borrower. All telephonic notices to and other telephonic communications with Agents may be recorded by Agents, and each of the parties hereto hereby consents to such recording.

    10.03.    No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or Agents to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

    10.04.   Expenses; Indemnity; Damage Waiver.

            (a)    Costs and Expenses.

                   (i)    U.S. Borrower shall pay (i) all reasonable out of pocket expenses incurred by U.S. Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for U.S. Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by U.S. L/C
            Issuer in connection with the issuance, amendment, renewal or extension of any U.S. Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by U.S. Agent, any U.S. Lender or U.S. L/C Issuer (including the fees, charges and disbursements of any counsel for U.S. Agent, any
            U.S. Lender or U.S. L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan
            Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. U.S. Agent will provide to U.S.
            Borrower written invoices for all amounts payable under this clause (i) at the time any such payment is requested.

                   (ii)    Canadian Borrower shall pay (i) all reasonable out of pocket expenses incurred by Canadian Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Canadian Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by Canadian L/C Issuer in connection with the issuance, amendment, renewal or extension of any Canadian Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by Canadian Agent, any Canadian Lender or Canadian L/C Issuer (including the fees, charges and disbursements of any counsel for Canadian Agent, any Canadian Lender or Canadian L/C Issuer), and shall pay all fees and time charges for barristers, solicitors or attorneys who may be employees of Canadian Agent, any Canadian Lender or Canadian L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or
            Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Canadian Agent will provide to Canadian Borrower written invoices for all amounts payable under this clause (ii) at the time any such payment is requested.

            (b)    Indemnification by Borrowers.

                   (i )    U.S. Borrower shall indemnify U.S. Agent (and any sub-agent thereof), each U.S. Lender and U.S. L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called a "U.S. Indemnitee") against, and hold each U.S. Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any U.S. Indemnitee), incurred by any U.S.
            Indemnitee or asserted against any U.S. Indemnitee by any third party or by either Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of U.S. Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan
            Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by U.S. L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),
            (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers or any other
            Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrowers or any other Loan Party against an
            Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

                   (ii)    Canadian Borrower shall indemnify Canadian Agent (and any sub-agent thereof), each Canadian Lender and Canadian L/C Issuer, and each
            Related Party of any of the foregoing Persons (each such Person being called a "Canadian Indemnitee" and collectively with the U.S. Indemnitees, the
            "Indemnitees") against, and hold each Canadian Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Canadian Indemnitee), incurred by any Canadian Indemnitee or asserted against any
            Canadian Indemnitee by any third party or by either Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Canadian Agent
            (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by Canadian L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrowers or any other Loan Party, and regardless of whether any
            Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the
            Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such
            Indemnitee's obligations hereunder or under any other Loan Document, if Borrowers or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c)    Reimbursement by Lenders.

                   (i)    To the extent that U.S. Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to U.S. Agent (or any sub-agent thereof), U.S. L/C Issuer or any Related Party of any of the foregoing, each U.S. Lender severally agrees to pay to U.S. Agent (or any such sub-agent), U.S. L/C Issuer or such Related Party, as the case may be, such U.S. Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against U.S. Agent (or any such sub-agent) or U.S. L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for U.S. Agent (or any such sub-agent) or U.S. L/C Issuer in connection with such capacity. The obligations of U.S. Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

                   (ii)    To the extent that Canadian Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Canadian Agent (or any sub-agent thereof), Canadian L/C Issuer or any Related Party of any of the foregoing, each Canadian Lender severally agrees to pay to Canadian Agent (or any such sub-agent), Canadian L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Canadian Agent (or any such sub-agent) or Canadian L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Canadian Agent (or any such sub-agent) or Canadian L/C Issuer in connection with such capacity. The obligations of Canadian Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

            (d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrowers shall not assert, and hereby waive, any claim against any U.S. Indemnitee or Canadian Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than damages that (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or
    (y) result from a claim brought by Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f)    Survival. The agreements in this Section shall survive the resignation of each Agent and L/C Issuers, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

    10.05.    Payments Set Aside.

            (a)    To the extent that any payment by or on behalf of U.S. Borrower is made to U.S. Agent, U.S. L/C Issuer or any U.S. Lender, or U.S. Agent, U.S. L/C
    Issuer or any U.S. Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by U.S. Agent, U.S. L/C Issuer or such U.S. Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each U.S. Lender and U.S. L/C Issuer severally agrees to pay to U.S. Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by U.S. Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds
    Rate from time to time in effect. The obligations of U.S. Lenders and U.S. L/C Issuer under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

            (b)    To the extent that any payment by or on behalf of Canadian Borrower is made to Canadian Agent, Canadian L/C Issuer or any Canadian Lender, or
    Canadian Agent, Canadian L/C Issuer or any Canadian Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Canadian Agent, Canadian L/C
    Issuer or such Canadian Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Canadian Lender and Canadian L/C Issuer severally agrees to pay to Canadian Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Canadian Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Canadian Prime Rate from time to time in effect. The obligations of Canadian Lenders and Canadian L/C Issuer under clause (ii) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

    10.06.    Successors and Assigns.

            (a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agents, L/C Issuers and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agents, L/C Issuers and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this
    Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in U.S. Swing Line
    Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the applicable Agent or, if "Trade Date" is specified in the
    Assignment and Assumption, as of the Trade Date, shall not be less than U.S. $5,000,000 unless each of the applicable Agent and, so long as no Event of Default has occurred and is continuing, the applicable Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of U.S. Swing Line Loans; (iii) any assignment of a Commitment must be approved by the applicable
    Agent, the applicable L/C Issuer, in the case of the assignment of a U.S. Commitment, the U.S. Swing Line Lender, and, unless an Event of Default has occurred and is continuing, Borrowers (each such approval referred to in this clause (iii) not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender or an Affiliate of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the applicable Agent an Assignment and Assumption, together with a processing and recordation fee of U.S. $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to the applicable Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the applicable Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this
    Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto)
    but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the applicable Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. Upon the request of Borrowers, and following the effectiveness of any Assignment, the assignor Lender will cancel and return to Borrowers any Note held by such assignor Lender.

            (c)    Register. Canadian Agent shall furnish to U.S. Agent a copy of each Assignment and Assumption with respect to a Canadian Commitment. U.S.
    Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at U.S. Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrowers, Agents and Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrowers, Lenders and L/C Issuers, at any reasonable time and from time to time upon reasonable prior notice.

            (d)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrowers (except as set forth below) or Agents, sell participations to any Person (other than a natural person or Borrower or any of Borrowers' Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or U.S. Swing
    Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Agents, L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
    Section 2.14 as though it were a Lender. Each Lender agrees to promptly notify Borrowers of any sale of a participation to a Participant, which notice shall include the identity of the Participant and the principal amount thereof.

            (e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable
    Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with
    Borrower's prior written consent.

            (f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. No such assignee or pledgee or other Person acquiring rights under this Agreement from a Canadian Lender pursuant to such security shall be entitled to the benefits of Sections 3.01 or 3.04.

            (g)    Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a  manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the
    Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the
    Uniform Electronic Transactions Act.

            (h)    Deemed Consent of Borrowers. If the consent of a Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.06(b)), such Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered to such Borrower by the assigning Lender (through Agent) unless such consent is expressly refused by such Borrower prior to such fifth Business Day.

            (i)    Resignation as L/C Issuer or U.S. Swing Line Lender.

                   (i )    (a) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its U.S. Commitment and U.S.
            Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to U.S. Borrower and U.S. Lenders, resign as U.S. L/C Issuer and/or
            (ii) upon 30 days' notice to U.S. Borrower, resign as U.S. Swing Line Lender. In the event of any such resignation as U.S. L/C Issuer or U.S. Swing Line Lender,
            U.S. Borrower shall be entitled to appoint from among Lenders a successor U.S. L/C Issuer or U.S. Swing Line Lender hereunder; provided, however, that no failure by U.S. Borrower to appoint any such successor shall affect the resignation of Bank of America as U.S. L/C Issuer or U.S. Swing Line Lender, as the case may be. If Bank of America resigns as U.S. L/C Issuer, it shall retain all the rights, powers, privileges and duties of U.S. L/C Issuer hereunder with respect to all U.S. Letters of Credit outstanding as of the effective date of its resignation as U.S. L/C Issuer and all U.S. L/C Obligations with respect thereto (including the right to require U.S. Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of
            America resigns as U.S. Swing Line Lender, it shall retain all the rights of U.S. Swing Line Lender provided for hereunder with respect to U.S. Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require U.S. Lenders to make Base Rate Committed Loans or fund risk participations in outstanding U.S. Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor U.S. L/C Issuer and/or U.S. Swing
            Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring U.S. L/C Issuer or U.S.
            Swing Line Lender, as the case may be, and (b) the successor U.S. L/C Issuer shall issue letters of credit in substitution for the U.S. Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such U.S. Letters of Credit.

                   (ii)    (a) Notwithstanding anything to the contrary contained herein, if at any time Bank of America Canada assigns all of its
            Canadian Commitment and Canadian Loans pursuant to subsection (b) above, Bank of America Canada may, upon 30 days' notice to Canadian Borrower and
            Canadian Lenders, resign s Canadian L/C Issuer. In the event of any such resignation as Canadian L/C Issuer, Canadian Borrower shall be entitled to appoint from among Canadian Lenders a successor Canadian L/C Issuer hereunder; provided, however, that no failure by Canadian Borrower to appoint any such successor shall affect the resignation of Bank of  America Canada as Canadian L/C Issuer. If Bank of America Canada resigns as Canadian L/C Issuer, it shall retain all the rights, powers, privileges and duties of Canadian L/C Issuer hereunder with respect to all Canadian Letters of Credit outstanding as of the effective date of its resignation as Canadian L/C Issuer and all Canadian L/C Obligations with respect thereto (including the right to require Canadian Lenders to make Canadian Prime Committed Loans or Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor Canadian L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Canadian L/C Issuer, and (b) the successor Canadian L/C Issuer shall issue letters of credit in substitution for the Canadian Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America Canada to effectively assume the obligations of Bank of
            America Canada with respect to such Canadian Letters of Credit.

            (j)    Canadian Lenders. Each Canadian Lender represents and warrants to Canadian Borrower that such Canadian Lender is a resident or deemed resident of
    Canada within the meaning of the Income Tax Act (Canada), for purposes of Part XIII of such Act. Each Canadian Lender covenants and agrees with Canadian Borrower that
    (i) unless an Event of Default has occurred and is continuing, such Canadian Lender will not assign all or any part of its Canadian Commitment or Canadian Loans to an assignee, or sell any Participation in its Canadian Commitment or Canadian Loans to any Person, that, in either event, is unable to make the representation and warranty set forth in the first sentence of this paragraph, and (ii) such Canadian Lender will promptly notify Canadian Borrower if such Canadian Lender at any time becomes unable to make the representation and warranty set forth in the first sentence of this paragraph.

    10.07.    Treatment of Certain Information; Confidentiality. Each of Agents, Lenders and L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to either Borrower and its obligations, (g) with the consent of U.S. Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agents, any Lender, L/C Issuers or any of their respective Affiliates on a nonconfidential basis from a source other than Borrowers. For purposes of this Section, "Information" means all information received from Borrowers or any Subsidiary relating to Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to Agents, any Lender or L/C Issuers on a nonconfidential basis prior to disclosure by Borrowers or any Subsidiary and other than any such information received from Borrowers or any Subsidiary after the date hereof that is marked "PUBLIC" as provided in Section 6.06. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Agents, Lenders and L/C Issuers acknowledges that (a) the Information may include material non-public information concerning Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal, provincial, territorial and state securities Laws.

    10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of either Borrower or any other Loan Party against any and all of the obligations of Borrowers or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, such L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the applicable Borrower and the applicable Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

    10.09.    Interest Rate Limitations.

            (a)    Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If either Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by either Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

            (b)    If any provision of this Agreement or of any of the other Loan Documents would obligate any Canadian Borrower to make any payment of interest or other amount payable to any Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such
    Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under Section 2.09, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Canadian Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Canadian Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), Canadian
    Borrower shall be entitled, by notice in writing to such Lender from Canadian Borrower, to obtain reimbursement from such Canadian Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Canadian Lender to Canadian Borrower. Any amount or rate of interest referred to in this Section 10.9 shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan or Acceptance remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in  the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the
    Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Agent shall be conclusive for the purposes of such determination.

    10.10.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Agents and when Agents shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

    10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by Agents or any Lender or on their behalf and notwithstanding that Agents or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

    10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    10.13.    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or if any other circumstance exists hereunder that gives Borrowers the right to replace a Lender as a party hereto, then Borrowers may, at their sole expense and effort, upon notice to such Lender and U.S. Agent and Canadian Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a)    Borrowers shall have paid to the applicable Agent the assignment fee specified in Section 10.06(b);

            (b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

            (c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to
    Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

            (d)    such assignment does not conflict with applicable Laws.

    A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

    10.14.    Governing Law; Jurisdiction; Etc.

            (a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
    ILLINOIS.

            (b)    SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS,
    FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE
    UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR
    PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY
    JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR
    PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH
    FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND
    MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT
    OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING
    ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWERS OR ANY OTHER LOAN PARTY OR
    ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c)    WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE
    FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION
    OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF
    THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE
    OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR
    NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER
    PERMITTED BY APPLICABLE LAW.

    10.15.    Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

    10.16.    USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and U.S. Agent (for itself and not on behalf of any Lender) hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrowers, which information includes the name and address of Borrowers and other information that will allow such Lender or such Agent, as applicable, to identify Borrowers in accordance with the Act.

    10.17.    Time of the Essence. Time is of the essence of the Loan Documents.